                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY






================================================================================







                            STOCK PURCHASE AGREEMENT




                            Dated as of July 1, 2001




                                      Among




                                    EMAP PLC,

                             EMAP AMERICA PARTNERS,

                                   EMAP, INC.



                                       And




                                  PRIMEDIA INC.




================================================================================

                                TABLE OF CONTENTS

                                                                           PAGE


                                    ARTICLE I

           PURCHASE AND SALE OF THE SHARES; CLOSING; AND POST-CLOSING
                            PURCHASE PRICE ADJUSTMENT

SECTION 1.01.  Purchase and Sale of the Shares................................1
SECTION 1.02.  Certain Transfers of Assets....................................1
SECTION 1.03.  Closing Date...................................................3
SECTION 1.04.  Transactions To Be Effected at the Closing.....................3
SECTION 1.05.  Exclusion of Liabilities.......................................4
SECTION 1.06.  Partial Transfer...............................................4
SECTION 1.07.  Post-Closing Purchase Price Adjustment.........................5


                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

SECTION 2.01.  Organization and Standing of Parent and Seller.................9
SECTION 2.02.  Capital Stock of the Company and its Subsidiaries..............9
SECTION 2.03.  Authority; Execution and Delivery; Enforceability.............10
SECTION 2.04.  No Conflicts or Violations; No Consents or Approvals Required.10
SECTION 2.05.  The Shares....................................................11
SECTION 2.06.  Benefit Plans.................................................12
SECTION 2.07.  Financial Statements..........................................13
SECTION 2.08.  Assets Other than Real Property Interests.....................14
SECTION 2.09.  Real Property.................................................14
SECTION 2.10.  Intellectual Property.........................................15
SECTION 2.11.  Contracts.....................................................16
SECTION 2.12.  Permits.......................................................18
SECTION 2.13.  Taxes.........................................................19
SECTION 2.14.  Litigation....................................................20
SECTION 2.15.  Absence of Changes or Events..................................21
SECTION 2.16.  Compliance with Applicable Laws...............................21
SECTION 2.17.  Voting Requirements...........................................21
SECTION 2.18.  No Barter Receivables or Obligations..........................21
SECTION 2.19.  Transactions with Affiliates..................................22
SECTION 2.20.  Warrants......................................................22

                                                                  Contents, p. 2

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 3.01.  Organization and Standing.....................................22
SECTION 3.02.  Authority; Execution and Delivery; Enforceability.............22
SECTION 3.03.  No Conflicts or Violations; No Consents or Approvals Required.23
SECTION 3.04.  Proceedings...................................................24
SECTION 3.05.  Securities Act................................................24
SECTION 3.06.  No Knowledge of Misrepresentations or Omissions...............24
SECTION 3.07.  Voting Requirements...........................................24
SECTION 3.08.  Capital Stock of Purchaser and its Subsidiaries...............25
SECTION 3.09.  SEC Documents; Undisclosed Liabilities........................25


                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01.  Covenants Relating to Conduct of Business.....................26
SECTION 4.02.  Access to Information.........................................28
SECTION 4.03.  Confidentiality ..............................................28
SECTION 4.04.  Efforts.......................................................29
SECTION 4.05.  Brokers or Finders............................................31
SECTION 4.06.  Employee Matters..............................................31
SECTION 4.07.  Tax Matters...................................................33
SECTION 4.08.  Publicity.....................................................38
SECTION 4.09.  Resignations..................................................38
SECTION 4.10.  No Use of Certain Names.......................................38
SECTION 4.11.  Support Services..............................................39
SECTION 4.12.  Litigation Matters............................................39
SECTION 4.13.  Intercompany Arrangements.....................................40
SECTION 4.14.  Accounts......................................................40
SECTION 4.15.  Records.......................................................40
SECTION 4.16.  Sub-Lease.....................................................41
SECTION 4.17.  Certain Liabilities...........................................41
SECTION 4.18.  Bank Accounts.................................................41


                                    ARTICLE V

                              CONDITIONS PRECEDENT

SECTION 5.01.  Conditions to Each Party's Obligation.........................42
SECTION 5.02.  Conditions to Obligation of Purchaser.........................42
SECTION 5.03.  Conditions to Obligation of Seller............................43
SECTION 5.04.  Frustration of Closing Conditions.............................43

                                                                  Contents, p. 3


                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 6.01.  Termination...................................................44
SECTION 6.02.  Effect of Termination.........................................45


                                   ARTICLE VII

                                 INDEMNIFICATION

SECTION 7.01.  Tax Indemnification...........................................45
SECTION 7.02.  Other Indemnification by Seller...............................46
SECTION 7.03.  Other Indemnification by Purchaser and the Company............47
SECTION 7.04.  Indemnification Procedures....................................48
SECTION 7.05.  Limitations on Indemnification................................50
SECTION 7.06.  Calculation of Indemnity Payments.............................52
SECTION 7.07.  Tax Treatment of Indemnification..............................52
SECTION 7.08.  Audit Adjustments Relating to Income Taxes....................53


                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 8.01.  Assignment....................................................53
SECTION 8.02.  No Third-Party Beneficiaries..................................53
SECTION 8.03.  Expenses......................................................53
SECTION 8.04.  Notices.......................................................54
SECTION 8.05.  Headings; Certain Definitions.................................55
SECTION 8.06.  Counterparts..................................................56
SECTION 8.07.  Integrated Contract; Exhibits/Schedules.......................56
SECTION 8.08.  Severability; Enforcement.....................................57
SECTION 8.09.  Governing Law.................................................57
SECTION 8.10.  Jurisdiction..................................................57
SECTION 8.11.  Service of Process............................................58
SECTION 8.12.  Waiver of Jury Trial..........................................58
SECTION 8.13.  Amendments....................................................58
SECTION 8.14.  Survival of Representations and Warranties....................58
SECTION 8.15.  Further Assurances............................................58
SECTION 8.16.  Joint and Several.............................................58

                            GLOSSARY OF DEFINED TERMS

                                                                  LOCATION OF
DEFINITION                                                      DEFINED TERMS

Acquisition......................................................Section 1.01
Actions..........................................................Section 4.12
Adjusted Purchase Price.......................................Section 1.07(c)
Affected Employee.............................................Section 4.06(a)
affiliate.....................................................Section 8.05(b)
Agreement............................................................Preamble
Ancillary Agreements.............................................Section 2.03
Applicable Law...................................................Section 2.04
Articles......................................................Section 8.05(a)
Balance Sheet.................................................Section 2.07(a)
BALBOA...............................................................Preamble
business day..................................................Section 8.05(b)
Closing..........................................................Section 1.03
Closing Date.....................................................Section 1.03
Closing Date Payment..........................................Section 1.04(b)
Closing Working Capital.......................................Section 1.07(a)
Code..........................................................Section 2.13(a)
Commonly Controlled Entity....................................Section 2.06(c)
Company..............................................................Preamble
Company Benefit Plans.........................................Section 2.06(a)
Company Contracts.............................................Section 2.11(c)
Company Intellectual Property.................................Section 2.10(a)
Company Material Adverse Effect...............................Section 8.05(b)
Company Property.................................................Section 2.09
Company's 401(k) Plan.........................................Section 4.06(d)
Confidentiality Agreement........................................Section 4.03
Consent..........................................................Section 2.04
Contract......................................................Section 1.02(d)
Current Assets................................................Section 1.07(d)
Current Liabilities...........................................Section 1.07(d)
DOJ...........................................................Section 4.04(b)
ERISA.........................................................Section 2.06(a)
Elections.....................................................Section 4.07(k)
Emap.............................................................Section 4.10
Employment Contracts..........................................Section 2.11(b)
Environmental Laws............................................Section 2.16(b)
Excluded Assets..................................................Section 1.02
Excluded Employees...............................................Section 1.02
Excluded Liabilities.............................................Section 1.05
Exhibits......................................................Section 8.05(a)
FHM..............................................................Section 4.10
FHM Business.....................................................Section 1.02
FHM Intellectual Property.....................................Section 1.02(e)
FTC...........................................................Section 4.04(b)
Financial Statements..........................................Section 2.07(a)
First Union...................................................Section 1.07(g)
Form 8023..................................................Section 4.07(k)(i)
GAAP..........................................................Section 2.07(a)
Governmental Entity..............................................Section 2.04
HSR Act..........................................................Section 2.04

                                                                   Glossary, p 2


Income Tax....................................................Section 2.13(a)
Income Taxes..................................................Section 2.13(a)
includes......................................................Section 8.05(b)
including.....................................................Section 8.05(b)
Indemnified Party.............................................Section 7.04(a)
Indemnifying Party............................................Section 7.04(a)
Independent Expert.........................................Section 1.07(b)(2)
Intellectual Property.........................................Section 2.10(c)
IRS...........................................................Section 2.06(a)
Judgment.........................................................Section 2.04
knowledge of the Company......................................Section 8.05(b)
Leased Property..................................................Section 2.09
Legal Restraint...............................................Section 5.01(b)
Letter of Credit..............................................Section 1.07(g)
Liens.........................................................Section 2.08(a)
Losses...........................................................Section 7.02
Metro............................................................Section 4.10
Names............................................................Section 4.10
Notice of Objection........................................Section 1.07(b)(1)
Outside Date.....................................................Section 6.01
Parent...............................................................Preamble
Pension Plan..................................................Section 2.06(a)
Permits..........................................................Section 2.12
Permitted Liens...............................................Section 2.08(a)
person........................................................Section 8.05(b)
Post-Closing Tax Period.......................................Section 4.07(f)
Pre-Closing Tax Period........................................Section 2.13(a)
Prime Lease......................................................Section 4.16
Proceeding.......................................................Section 2.14
Pro Forma Financial Statements................................Section 2.07(c)
Purchase Price...................................................Section 1.01
Purchase Entities.....................................................4.07(k)
Purchaser............................................................Preamble
Purchaser Indemnitees.........................................Section 7.01(a)
Purchaser Material Adverse Effect................................Section 3.01
Purchaser SEC Document...........................................Section 3.09
Purchaser Shares.................................................Section 3.08
Purchaser Tax Act.............................................Section 7.01(a)
Purchaser Welfare Plans.......................................Section 4.06(e)
Purchaser's Accountants....................................Section 1.07(b)(1)
Records.......................................................Section 1.02(c)
Schedules.....................................................Section 8.05(a)
Sections......................................................Section 8.05(a)
Seller...............................................................Preamble
Seller Indemnitees............................................Section 7.01(b)
Shares...............................................................Recitals
Shares Purchase Price.........................................Section 1.07(c)
Statement.....................................................Section 1.07(a)
Straddle Period............................................Section 4.07(b)(i)
Sub-Lease........................................................Section 4.16
subsidiary....................................................Section 8.05(b)
Target Working Capital........................................Section 1.07(c)
Tax...........................................................Section 2.13(a)

                                                                   Glossary, p 3


Tax Claim.....................................................Section 7.04(b)
Taxes.........................................................Section 2.13(a)
Tax Indemnified Party.........................................Section 7.04(b)
Tax Indemnifying Party........................................Section 7.04(b)
Tax Return....................................................Section 2.13(a)
Taxing Authority..............................................Section 2.13(a)
Third Party Claim.............................................Section 7.04(a)
Transfer Taxes................................................Section 2.13(a)
Transition Services Agreement....................................Section 2.03
 ..............................................................Section 4.07(k)
Warrant Agreement.............................................Section 1.04(c)
Warrants.........................................................Section 1.01
Welfare Plan..................................................Section 2.06(a)
Working Capital...............................................Section 1.07(d)

Exhibit A-Form of Transition Services Agreement
Exhibit B-Form of Sub-Lease Agreement
Exhibit C-Warrant Term Sheet

                            STOCK PURCHASE AGREEMENT


                              STOCK PURCHASE AGREEMENT dated as of July 1, 2001
                        (this "AGREEMENT"), among EMAP PLC ("PARENT"), a corporation organized under the laws of the United Kingdom, EMAP AMERICA PARTNERS, a Delaware general partnership ("SELLER"), EMAP, INC., a Delaware corporation and a wholly owned subsidiary of Seller ("BALBOA" and, excluding the FHM Business (as defined below), the "COMPANY") and PRIMEDIA INC., a Delaware corporation ("PURCHASER").


                  Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all the issued and out standing shares of common stock, par value $0.01 per share (the "SHARES"), of the Company on the terms and conditions set forth in this Agreement.

                  Accordingly, the parties hereby agree as follows:


                                    ARTICLE I

           PURCHASE AND SALE OF THE SHARES; CLOSING; AND POST-CLOSING
                            PURCHASE PRICE ADJUSTMENT

                  SECTION 1.01. PURCHASE AND SALE OF THE SHARES. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.03), Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of $505,000,000 plus warrants to purchase 2,000,000 shares of Purchaser's common stock on substantially the terms set forth on Exhibit C hereto (the "WARRANTS") (collectively, the "PURCHASE PRICE"), subject to adjustment as provided in
Section 1.07. Purchaser shall pay the Purchase Price on the Closing Date (as defined in Section 1.03) by wire transfer of immediately available funds to accounts designated in writing by Seller one business day before the Closing Date and by delivery of the Warrants. The purchase of the Shares is referred to herein as the "ACQUISITION".

                  SECTION 1.02. CERTAIN TRANSFERS OF ASSETS. Prior to the Closing, Seller shall effect such transfers as are necessary to remove all Excluded Assets and all excluded employees as set forth on Schedule 1.01(a) (the "EXCLUDED EMPLOYEES") from the Company and the Excluded Assets shall not be sold, conveyed or delivered to Purchaser and the Excluded Employees shall no longer be employed by the Company and its subsidiaries after the Closing. Notwith standing anything in this Agreement to the contrary, the term "COMPANY", or any derivation thereof, including the phrases "the Company or its subsidiaries" or "the Company and its subsidiaries" shall be deemed to not include, in any way, the Excluded Assets or the Excluded Employees prior to or after such transfers. As used in this Agreement the term "EXCLUDED ASSETS" shall mean (i) all cash or cash equivalents and (ii) all the right, title and interest in the properties, assets, goodwill and rights of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Balboa or its subsidiaries and used or held for use primarily in the operation or conduct of the business of producing, marketing or distributing the FHM magazine and the FHM digital services (the "FHM BUSINESS"), including:

                  (a) office and other supplies and vehicles and equipment used or held for use primarily in connection with the operation or conduct of the FHM Business;

                  (b) the inventories of the FHM Business, and raw materials, wrappings, supply and packaging items relating thereto;

                  (c) all books of account, ledgers, general, financial,
            accounting and personnel records, files, customers and suppliers lists, prospect lists, sub scription or circulation lists, sales and promotional literature, customer and supplier correspondence, manuals, files, data, papers, personnel and employment records and other information, whether in hard copy or computer or other format (collectively "RECORDS"), in each case primarily relating to the FHM Business;

                  (d) any contract, lease, sublease, license, agreement,
            purchase order or other commitment or arrangement, written or unwritten, ("CONTRACT") that is used or held for use primarily in the operation or conduct of the FHM Business;

                  (e) all Intellectual Property (as defined in Section 2.10(c))
            primarily relating to the FHM Business, including the Intellectual Property listed on Schedule 1.01(e)(the "FHM INTELLECTUAL PROPERTY");

                  (f) all Permits that are used or held for use primarily in the conduct or operation of the FHM Business;

                  (g) all receivables constituting the right to receive payments in respect of goods or services as and to the extent arising out of or relating to the operation or conduct of the FHM Business;

                  (h) all goodwill generated by or associated with the FHM
            Business;

                  (i) all credits, prepaid expenses, deferred charges, advance payments, security deposits and pre paid items as and to the extent used or held for use in, or that arise out of, the operation or conduct of the FHM Business;

                  (j) all other tangible and intangible assets of Balboa and its subsidiaries primarily related to the FHM Business; and

                  (k) all subscriptions in connection with the FHM Business, including subscriptions for the FHM magazine and the FHM digital services.

                  SECTION 1.03. CLOSING DATE. The closing of the Acquisition (the "CLOSING") shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Article V, or at such other place, time and date as may be agreed by Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE". The Closing shall be deemed to be effective as of the close of business on the Closing Date.

                  SECTION 1.04. TRANSACTIONS TO BE EFFECTED AT THE CLOSING. At the Closing:

                  (a) Seller shall deliver to Purchaser certificates
            representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer and with all necessary stock transfer stamps attached thereto and canceled;

                  (b) Purchaser shall deliver to Seller, in the manner set forth in Section 1.01, immediately available funds in an amount equal to the cash portion of the Purchase Price plus or minus an estimate, reasonably prepared by Seller and delivered to Purchaser at least two business days prior to the Closing Date, of any adjustment to the Purchase Price under Section 1.07 (the cash portion of the Purchase Price plus or minus such estimate of any adjustment under Section 1.07 being hereinafter called the "CLOSING DATE PAYMENT");

                  (c) Purchaser shall deliver the Warrants to Seller, and a duly executed Warrant Agreement (the "WARRANT AGREEMENT") substantially on the terms set forth in Exhibit C hereto; and

                  (d) at the option of Purchaser, the shares of Emap Digital shall be transferred to any affiliate of Purchaser at the Closing.

                  SECTION 1.05. EXCLUSION OF LIABILITIES. Notwith standing any provisions of this Agreement to the contrary, the Excluded Liabilities shall not be assumed by Purchaser and all such Excluded Liabilities shall be retained by and shall be obligations and commitments of Parent and its sub sidiaries (other than the Company and its subsidiaries). Notwithstanding anything in this Agreement to the contrary, the term "Company," or any derivation thereof, including the phrases "the Company or its subsidiaries" or "the Company and its subsidiaries" shall be deemed to not include, in any way, the Excluded Liabilities prior to or after such trans fers. As used in this Agreement, the term "EXCLUDED LIABILITIES" shall mean any liability, obligation or commitment of Balboa or its subsidiaries that relates primarily to, or arises primarily out of any Excluded Asset or arises out of the distribution of such Excluded Asset to Parent or its subsidiaries (except the Company or its sub sidiaries) in accordance with the first sentence of Section 1.02.

                  SECTION 1.06. PARTIAL TRANSFER. In the case of Contracts that do not constitute Excluded Assets, but which relate to the FHM Business, the parties hereto shall use their reasonable best efforts to assign to Parent or its subsidiaries (other than the Company or its subsidiaries) that portion of such Contracts as and to the extent it relates to the FHM Business. In the event that such assignments cannot be obtained, Purchaser and Parent shall use reasonable best efforts to effect such alternative arrangements as may be required to ensure that the FHM Business is provided with the services or licenses that are the subject of such Contracts by a vendor reasonably acceptable to Parent and in substantially the same manner as provided to the FHM Business prior to the Closing Date. The cost for any such service or the fee for any such license shall be paid by the FHM Business in accordance with the Transition Services Agreement. The set-up cost, if any, for engaging any such alternative arrangement shall be shared equally by the FHM Business and Purchaser. In furtherance and not in limitation of the foregoing, it is understood and agreed that the Contracts set forth on Schedule 1.06(a) shall be subject to this Section 1.06.

                  SECTION 1.07. POST-CLOSING PURCHASE PRICE ADJUSTMENT. (a) THE STATEMENT. Within 60 days after the Closing Date, Parent shall prepare and deliver to Purchaser a statement (the "STATEMENT"), setting forth the Working Capital (as defined in Section 1.07(d)) as of the close of business at the end of the day immediately preceding the Closing Date ("CLOSING WORKING CAPITAL") determined in accordance with the accounting principles, practices, methodologies and policies used in the preparation of the Balance Sheet (as defined in Section 2.07)(except as provided on Schedule 1.07). After the Closing Date, Purchaser shall assist, and shall cause the Company and its subsidiaries to assist, Parent and its representatives in the preparation of the Statement and shall provide Parent and its representatives any information reasonably requested and shall provide them access at all reasonable times to the personnel, properties, books and records of the Company and its subsidiaries for such purpose.

                  (b) OBJECTIONS; RESOLUTION OF DISPUTES. (1) Unless Purchaser notifies Parent in writing within 30 days after Parent's delivery of the Statement of any objection to any component of the computation of Closing Working Capital set forth therein (the "NOTICE OF OBJECTION"), such computation shall be final and binding. During such 30-day period Purchaser and its representatives shall be permitted to review the working papers of Parent relating to the Statement. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein and shall include a special purpose report of Deloitte & Touche ("PURCHASER'S ACCOUNTANTS") stating that they concur with the matters set forth in such Notice of Objection and that such Notice of Objection has been prepared in accordance with this Section 1.07. Any Notice of Objection shall include only objections based on (i) mathematical errors in the computation of Closing Working Capital or (ii) Closing Working Capital not having been calculated in accordance with the consistent application of the accounting principles, practices, methodologies and policies used in the preparation of the Balance Sheet (after taking into consideration the provisions of Schedule 1.07). Parent and Purchaser acknowledge that (i) the sole purpose of the determination of Closing Working Capital is to adjust the Closing Date Payment so as to reflect the change in Working Capital resulting only from the operation of the business of the Company and its subsidiaries and (ii) such change can be measured only if the calculation is done using the same accounting principles, practices, methodologies and policies as those used in preparing the Balance Sheet (except as provided on Schedule 1.07).

                  (2) If Purchaser provides the Notice of Objection to Parent within such 30-day period, Purchaser and Parent shall, during the 15-day period following Parent's receipt of the Notice of Objection, attempt in good faith to resolve Purchaser's objections. During such 15-day period, Parent and its representatives shall be permitted to review the working papers of Purchaser and Purchaser's Accountants relating to the Notice of Objection and the basis therefor. If Purchaser and Parent are unable to resolve all such objections within such 15-day period, the matters remaining in dispute shall be submitted to Arthur Andersen (or, if such firm declines to act, to another nationally recognized public accounting firm mutually agreed upon by Purchaser and Parent and, if Purchaser and Parent are unable to so agree within 10 days after the end of such 15-day period, then Purchaser and Parent shall each select such a firm and such firms shall jointly select a third nationally recognized firm to resolve the disputed matters (such determining firm being the "INDEPENDENT EXPERT")). The parties shall instruct the Independent Expert to render its written decision as promptly as practicable but in no event later than 30 days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be borne equally by Purchaser and Parent. After final determination of Closing Working Capital, Purchaser shall have no further right to make any claims against Parent or Seller in respect of any element of Closing Working Capital that Purchaser raised, or could have raised, in the Notice of Objection.

                  (c) ADJUSTMENT PAYMENT. Subject to Section 1.07(f), the Purchase Price shall be increased by the amount by which Closing Working Capital exceeds negative $8,385,000 (the "TARGET WORKING CAPITAL"), and the Purchase Price shall be decreased by the amount by which Closing Working Capital is less than the Target Working Capital (the Purchase Price as so increased or decreased being herein after called the "ADJUSTED PURCHASE PRICE"). Within 10 days after the Closing Working Capital has been finally determined in accordance with
Section 1.07(b), (i) if the Closing Date Payment is less than the Adjusted Purchase Price, Purchaser shall pay to Parent by wire transfer to an account specified by Parent in immediately available funds an amount equal to such difference, plus interest thereon at a rate of 6% per annum, compounded every three months, and calculated on the basis of a year of 365 days and the actual number of days elapsed from the Closing Date to the date of payment, and
(ii) if the Closing Date Payment is greater than the Adjusted Purchase Price, Seller shall pay to Purchaser by wire transfer to an account specified by Purchaser in immediately available funds an amount equal to such difference, plus interest thereon at a rate of 6% per annum, compounded every three months, and calculated on the basis of a year of 365 days and the actual number of days elapsed from the Closing Date to the date of payment (the Closing Date Payment as so increased or decreased being hereinafter called the "SHARES PURCHASE PRICE").

                  (d) WORKING CAPITAL. The term "WORKING CAPITAL" means Current Assets minus Current Liabilities. The terms (i) "CURRENT ASSETS" means total current assets exclusive of cash and cash equivalents but including the non-current portion of deferred subscription acquisition costs and (ii) "CURRENT LIABILITIES" means the total current liabilities exclusive of (x) subject to
Section 4.18, all liabilities with respect to Kick Media Corporation and (y) any employee benefits and related costs payable as a direct result of the Acquisition with respect to the individuals listed on Schedule 2.06(e) but including the non-current portion of unearned subscription revenues, of the Company and its consolidated subsidiaries, calculated in the same way, using the same accounting principles, practices, methodologies and policies, as the line items comprising current assets and current liabilities, respectively, on the Balance Sheet (except as provided on Schedule 1.07). For the avoidance of doubt, the allowance for doubtful debts shall be calculated in accordance with the accounting principles, practices and methodologies set forth on Schedule 1.07. Current Assets and Current Liabilities relating to Income Taxes (as defined in
Section 2.13(a)) and deferred taxes shall not be taken into account in determining Working Capital.

                  (e) POST-CLOSING BOOKS AND RECORDS. Following the Closing, Purchaser shall not take any action with respect to the accounting books and records of the Company and its subsidiaries on which the Statement is to be based that is not consistent with the past practices of the Company and its subsidiaries. Without limiting the general ity of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the Balance Sheet except as a result of events occurring after the date of the Balance Sheet and, in such event, only in a manner consistent with the past practices of the Company and its subsidiaries.

                  (f) POST-CLOSING ADJUSTMENT THRESHOLD. Notwith standing the foregoing provisions of this Section 1.07, no adjustment to the Closing Date Payment pursuant to this Section 1.07 shall be made unless such adjustment would exceed $100,000 and, if the adjustment would exceed $100,000, then the full amount of the adjustment shall be made.

                  (g) The parties acknowledge that Seller intends to cause all cash and cash equivalents held by the Company and its subsidiaries to be distributed to Seller. To the extent that (i) any such cash and cash equivalents are not so distributed prior to the Closing, there shall be an upward adjustment to the Adjusted Purchase Price in an amount equal to the amount of such undistributed cash and cash equivalents and (ii) to the extent that, prior to Closing, (x) the landlord of the property located at 110 5th Avenue, New York, New York, draws upon the Company's (or its predecessor's) letter of credit with First Union National Bank ("FIRST UNION") in respect of the Prime Lease (as defined in Section 4.16) (the "LETTER OF CREDIT"), or (y) the Company is required by First Union to make a deposit of cash collateral in connection with the Letter of Credit, there shall be an upward adjustment to the Adjusted Purchase Price in an amount equal to the draw (or draws) thereunder or any deposits made in connection therewith to the extent not part of the calculation of Closing Working Capital. The parties acknowledge that the Company is being sold free of any indebtedness for borrowed money. To the extent that any such indebtedness for borrowed money exists at the time of Closing, there shall be a downward adjustment to the Adjusted Purchase Price in an amount of such indebtedness to the extent not part of the calculation of Closing Working Capital. The amount and timing of such adjustments pursuant to the provisions of this paragraph shall be on the same time frame and in a manner analogous to that applicable to the calculation of the Closing Working Capital, except that there shall be no minimum amount required as a precondition to making any such adjustment.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

                  Each of Parent and Seller, jointly and severally, hereby represents and warrants as follows:

                  SECTION 2.01.  ORGANIZATION AND STANDING OF PARENT AND SELLER.
(a) Seller is a general liability partnership validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation validly existing under the laws of the United Kingdom.

                  (b) ORGANIZATION AND STANDING OF THE COMPANY. Each of the Company and its subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdiction is set forth opposite its name on Schedule 2.01(b). Each of the Company and its subsidiaries has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted (excluding the FHM Business). Each of the Company and its subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 2.02. CAPITAL STOCK OF THE COMPANY AND ITS SUBSIDIARIES. Schedule 2.02 sets forth, for each of the Company and its subsidiaries (i) the amount of its author ized capital stock, (ii) the par value of such capital stock, (iii) the number of shares of capital stock issued and outstanding as of the date of this Agreement and (iv) the record owners of all outstanding capital stock. Except for the Shares, there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.02, the Company has no subsidiaries and there are no shares of capital stock or other equity securities of any subsidiary of the Company issued or outstanding. All of the outstanding capital stock of the Company and its subsidiaries is duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and are owned free from any Liens or restrictions on transfer. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. There are no outstanding options, warrants, convertible securities, subscriptions or other commitments or rights to acquire any shares of capital stock of the Company or any of its subsidiaries.

                  SECTION 2.03. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Parent, Seller and the Company has full corporate power and authority to execute and deliver this Agreement, the transition services agreement to be dated as of the Closing Date substantially in the form annexed hereto as Exhibit A (the "TRANSITION SERVICES AGREEMENT"), the Warrant Agreement and the other agreements and instruments executed and delivered in connection with this Agreement (collectively with the Transition Services Agreement and the Warrant Agreement, the "ANCILLARY AGREEMENTS") to which it is, or is specified to be, a party and to consummate, in the case of Seller and the Company, the Acquisition and the other transactions contemplated by this Agreement and the Ancillary Agreements. Each of Parent, Seller and the Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of, in the case of Seller and the Company, the Acquisition and the other transactions contemplated by this Agreement and the Ancillary Agreements, except, in each case, obtaining the Required Shareholder Approval (as defined below). Each of Parent, Seller and the Company has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

                  SECTION 2.04. NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. Except as set forth as Schedule 2.04, the execution and delivery by each of Parent, Seller and the Company of this Agreement does not, the execution and delivery by each of Parent, Seller and the Company of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated by this Agreement and the Ancillary Agreements, will not conflict with, or result in any breach of or constitute a violation, default or an event of default under, or require Consent (as defined below) under, or give rise to a right of acceleration, termination or cancellation under or increased, additional, accelerated or guaranteed rights or entitlements of any person under or result in the creation of any Lien (as defined in Section 2.08) upon any of the Shares or any of the properties or assets of the Company or its subsidiaries under any provision of (i) the Certificates of Incorporation, By-laws, or similar governing documents of Parent, Seller or the Company or any of its subsidiaries, respectively, (ii) any Contract, note, instrument or financing obligation to which any of Parent, Seller or the Company is a party or by which any of its properties or assets are bound or (iii) any judgment, order or decree ("JUDGMENT") or statute, law, ordinance, rule or regulation promulgated by any Governmental Entity ("APPLICABLE LAW") applicable to Parent, Seller or the Company or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or otherwise materially adversely affect Parent's or Seller's ability to consummate the transactions hereby. Except as set forth on Schedule 2.04, no consent, approval or authorization ("CONSENT") of, or registration, declaration or filing with, any Federal, state, local or foreign court of competent jurisdiction, governmental agency, authority, instrumental ity or regulatory body (a "GOVERNMENTAL ENTITY") is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition, other than (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) compliance with and filings and notifications under applicable Environmental Laws (as defined in Section 2.16(b)), (C) the Required Shareholder Approval and (D) those the failure of which to obtain or make would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 2.05. THE SHARES. Seller has good and valid title to the Shares, free and clear of all Liens. The shares of capital stock of each of the Company's subsidi aries are free and clear of all Liens. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Purchaser at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller's receipt of the Closing Date Payment, good and valid title to the Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

                  SECTION 2.06. BENEFIT PLANS. (a) Schedule 2.06(a) includes a list of each material "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "PENSION PLAN"), material "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "WELFARE PLAN") and each other material plan, arrangement or policy relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained by the Company or any of its subsidiaries for the benefit of any present or former directors, officers or employees of the Company or any of its subsidiaries (all the foregoing being herein called "COMPANY BENEFIT PLANS"). Seller has delivered or made available to Purchaser copies of (i) each Company Benefit Plan, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

                  (b) The Company's 401(k) Plan (as defined in Section 4.06(d)) has been administered substantially in accordance with its terms, except where the failure to be so administered would not reasonably be expected to have a Company Material Adverse Effect (as defined in Section 8.05(b)). The Company and its subsidiaries and the Company's 401(k) Plan are in substantial compliance with all applicable provisions of ERISA and the Code (as defined in Section 2.13(a)), except for instances of possible non compliance that would not reasonably be expected to have a Company Material Adverse Effect. The Company's 401(k) Plan has received a favorable determination letter from the IRS dated November 26, 1997, to the effect that it is qualified and exempt from Federal Income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as would not reasonably be expected to have a Company Material Adverse Effect, there is no pending or, to the knowledge of Seller, threatened litigation relating to the Company Benefit Plans.

                  (c) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a) "COMMONLY CONTROLLED ENTITY") under Section 414(b), (c), (m) or (o) of the Code has incurred or would reasonably be expected to incur any liability under Title IV of ERISA.

                  (d) Except as would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is a Welfare Plan, to the extent applicable, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code.

                  (e) Except as set forth in Schedule 2.06(e), no employee of the Company or any of its subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan as a result of the transactions contem plated by this Agreement.

                  SECTION 2.07. FINANCIAL STATEMENTS. (a) Schedule 2.07(a) sets forth the audited consolidated balance sheets of Balboa as of March 31, 2001 (the "BALANCE SHEET"), the audited consolidated balance sheet of Balboa as of March 31, 2000, the audited consolidated statements of income of Balboa for each of the twelve-month periods ended March 31, 2001 and March 31, 2000, together with the notes to such financial statements, (such financial statements, together with the notes to such financial statements, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in conformity with generally accepted accounting principals in effect at the time of application ("GAAP"), consistently applied (except in each case as described in the notes thereto). The Financial Statements fairly present in all material respects the consolidated financial condition and results of operations of Balboa as of the respective dates thereof and for the respective periods indicated.

                  (b) Neither Balboa nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Balboa and its consolidated subsidiaries or notes thereto that individually or in the aggregate, would be expected to have a Company Material Adverse Effect, except (i) as disclosed on Schedule 2.07(b), (ii) as disclosed or reserved for in the Financial Statements, (iii) for liabilities or obligations incurred in the ordinary course of business since the date of the Balance Sheet or (iv) which is reflected in the Closing Working Capital.

                  (c) Schedule 2.07(c) sets forth the unaudited pro forma consolidated balance sheet of the Company and its subsidiaries (excluding the FHM Business) as of March 31, 2001 and the unaudited pro forma consolidated statements of income of the Company and its subsidiaries (excluding the FHM Business) for the twelve-month periods ended March 31, 2000 and March 31, 2001 (collectively, the "PRO FORMA FINANCIAL STATEMENTS"). The Pro Forma Financial Statements have been prepared in conformity with GAAP consistently applied. The Pro Forma Financial Statements fairly present in all material respects the pro forma consolidated financial condition and results of operations of the Company and its subsidiaries (excluding the FHM Business).

                  SECTION 2.08. ASSETS OTHER THAN REAL PROPERTY INTERESTS. (a) The Company or one of its subsidiaries has good and valid title to all the material assets reflected on the Balance Sheet or thereafter acquired, other than those set forth in Schedule 2.08 or otherwise disposed of since the date of the Balance Sheet, in each case free and clear of all mortgages, liens, charges, claims, pledges or other encumbrances (collectively, "LIENS"), except (i) such Liens as are set forth in Schedule 2.08, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, (iii) Liens arising under original purchase price condi tional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) Liens for Taxes (as defined in Section 2.13(a)) and other governmental charges that are not due and payable or that may thereafter be paid without penalty, (v) Liens that secure debt that is reflected as a liability on the Balance Sheet or the existence of which is referred to in the notes to the Balance Sheet and (vi) other imperfections of title, licenses or encumbrances, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (the Liens described in clauses (i) through (vi) above, together with the Liens referred to in clauses (ii) through (vi) of Section 2.09, are referred to collectively as "PERMITTED LIENS").

                  (b) This Section 2.08 does not relate to real property or interests in real property, such items being the subject of Section 2.09, or to Intellectual Property, such items being the subject of Section 2.10.

                  SECTION 2.09. REAL PROPERTY. Neither the Company nor any of its subsidiaries own any real properties.

Schedule 2.09 sets forth a list that includes all material real property leased by the Company or any of its subsidi aries with annual rental payments in excess of $250,000 (a "LEASED PROPERTY" or "COMPANY PROPERTY"). The Company or one of its subsidiaries has valid leasehold interests in the Company Properties, in each case free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in Schedule 2.09, (iii) subleases and similar agreements set forth in Schedule 2.09, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey or that would be apparent as part of a physical inspection of any Company Property made prior to the Closing and (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect with respect to each Leased Property, such lease is pursuant to a written lease which is in full force and effect. This Section 2.09 does not relate to environmental matters, such items being the subject of Section 2.16.

                  SECTION 2.10. INTELLECTUAL PROPERTY. (a) Schedule 2.10 sets forth a list that includes all material Intellectual Property (as defined in Section 2.10(d)), owned, registered by, filed by or licensed to the Company or any of its subsidiaries, exclusive of the FHM Intellectual Property. The Intellectual Property set forth on Schedule 2.10, but exclusive of the Intellectual Property of the FHM Business, is collectively referred to in this Agreement as the "COMPANY INTELLECTUAL PROPERTY". With respect to the Company Intellectual Property that is registered or subject to an application for registration, Schedule 2.10 sets forth a list that includes the jurisdic tions where such Company Intellectual Property is registered or where applications have been filed. Except as set forth in Schedule 2.10, all Company Intellectual Property owned by the Company or its subsidiaries is owned free and clear of all Liens except Permitted Liens.

                  (b) Neither the Company nor any of its subsidi aries is bound by or a party to any option, license or similar Contract relating to any material Intellectual Property of any other person for the use of such Intellectual Property in the conduct of the business of the Company and its subsidiaries, except as set forth in Schedule 2.10 and except for so-called "shrink-wrap" license agreements relating to computer software licensed to the

Company or one of its subsidiaries in the ordinary course of business. Except as set forth in Schedule 2.10, no claims are pending or, to the knowledge of Parent and Seller, threatened, as of the date of this Agreement against the Company or any of its subsidiaries by any person claiming infringement by use of the Company Intellectual Property. Except as set forth in Schedule 2.10, and to the knowledge of Parent and Seller, there is no continuing infringement by any other person of the Company Intellectual Property.

                  (c) "INTELLECTUAL PROPERTY" means any patent, patent application, trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade dress, trade secrets, domain names and related rights, copyrights, copy right registrations and copyright applications (including all reissues, divisions, continuations and extensions, modifications, or renewals of any such registration or application thereof in any jurisdiction).

                  SECTION 2.11.  CONTRACTS.  (a)  Except as set forth on
Schedule 2.11(a), or except contracts which constitute Excluded Assets or any Ancillary Agreement, neither the Company nor any of its subsidiaries is a party to or bound by any:

                   (i) employee collective bargaining agreement or other Contract with any labor union;

                  (ii) covenant not to compete (other than (A) pur suant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement and (B) any such covenant contained in any distribution agreement with a distributor, "independent operator", "wholesaler" or "multiple") that materially limits the conduct of the business of the Company as currently conducted;

                 (iii) (A) continuing Contract for the future purchase by the Company or its subsidiaries of materials, supplies or equipment (other than purchase Contracts and orders for inventory in the ordinary course of business) or (B) service or consulting Contract (other than Contracts for services in the ordinary course of business) for the provision of services to the Company or its subsidiaries which has an aggregate future liability by the Company or its subsidiaries to any person (other than the Company or one of its subsidiaries), individually, in excess of $500,000 and is not terminable by the Company or one of its subsidiaries by notice of not more than 180 days;

                  (iv) Contract under which the Company or one of its subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than the Company or one of its subsidiaries) or any other note, bond, debenture or other evidence of indebtedness of the Company or one of its subsidiaries (other than in favor of the Company or one of its subsidiaries) in any such case which, individually, involves in excess of $500,000 of indebtedness;

                   (v) Contract (other than intercompany relation ships) under which (A) any person (other than the Company or one of its subsidiaries) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or one of its subsidiaries or
         (B) the Company or one of its subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person, other than the Company or another subsidiary of the Company (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, involves in excess of $500,000 of indebtedness;

                  (vi) material Contract granting a Lien upon any Company Property, which Lien is not set forth in Schedule 2.08 or which is not a Permitted Lien;

                 (vii) lease, sublease or similar Contract with any person (other than the Company or one of its subsidi aries) under which the Company or one of its subsidi aries is a lessor or sublessor of, or makes available for use to any person (other than the Company or one of its subsidiaries), (A) any Leased Property or (B) any portion of any premises otherwise occupied by the Company or one of its subsidiaries that, in either case, specifies annual payments in excess of $500,000 and which is not terminable by the Company or its sub sidiaries by notice of not more than 180 days;

                (viii) lease or similar Contract with any person (other than the Company or one of its subsidiaries) under which the Company or one of its subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person which lease or similar Contract has an aggregate future liability in excess of $500,000 and which is not terminable by the Company or one of its subsidiaries by notice of not more than 180 days;

                  (ix) (A) advertising agreement or arrangement, (B) distribution agreement or arrangement or (C) printing or publishing agreement or arrangement, in each case, individually, involving annual payments by or to the Company and its subsidiaries in excess of $500,000 and which is not terminable by the Company or its subsidiaries on notice of not more than 180 days; or

                   (x) other Contract that has an aggregate future liability to any person (other than the Company or one of its subsidiaries) in excess of $500,000 and is not terminable by the Company or one of its subsidiaries by notice of not more than 180 days (other than purchase orders or sales orders).

                  (b) Set forth on Schedule 2.11(b) is each written employment agreement, employment contract, special incentive agreement or severance agreement to which the Company or one of its subsidiaries is a party that has an aggregate future liability of the Company or its subsidiaries in excess of $500,000 (collectively, the "EMPLOYMENT CONTRACTS").

                  (c) Except as indicated with respect to the Contracts set forth in Schedule 2.11(a) (such Contracts, together with the Employment Contracts, the "COMPANY CONTRACTS"), all Company Contracts are valid, binding and in full force and effect and are enforceable by the Company or the applicable subsidiary of the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles), except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Schedule 2.11(c), the Company or the applicable sub sidiary of the Company is not in breach or default under any Company Contract and, to the knowledge of Parent or Seller, no other party to any Company Contract, as of the date hereof, is in breach or default thereunder, except to the extent that such breach or default, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 2.12.  PERMITS.  Except as set forth in Schedule 2.12,
(i) each of the Company and its subsidiaries possesses all material certificates, licenses, permits, authorizations and approvals from any Governmental Entity ("PERMITS") necessary to enable it to own or lease its properties or assets and to carry on its business as presently conducted, and the Company or the applicable sub sidiary of the Company is in compliance with the terms and conditions thereof, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and (ii) none of such Permits would reasonably be expected to be subject to suspension, modification, revocation or non renewal as a result of the execution and delivery of this Agreement or the consummation of the Acquisition, except for any such suspensions, modifications, revocations or non renewals that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. This Section 2.12 does not relate to environmental matters, such items being the subject of Section 2.16(b).

                  SECTION 2.13.  TAXES.  (a)  For purposes of this Agreement:

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "INCOME TAX" or "INCOME TAXES" shall mean (i) all income or franchise Taxes imposed on or measured by income and (ii) any interest, penalties and additions associated with the amounts described in clause (i) hereof.

                  "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portions ending on the Closing Date of all Straddle Periods (as defined in Section 4.07(b)).

                  "TAX" or "TAXES" shall mean all forms of taxation imposed by any Federal, state, local, foreign or other Taxing Authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, trans fer, recapture, withholding and other taxes of any kind, including any interest, penalties and additions thereto.

                  "TAXING AUTHORITY" shall mean any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

                  "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any amendment made with respect thereto.

                  "TRANSFER TAXES" shall mean all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement.

                  (b) Except as set forth in Schedule 2.13(b), (i) the Company and each of its subsidiaries has prepared, completed and timely filed or caused to be filed (taking into account any applicable extension periods) all material Tax Returns required to be filed by it, (ii) all material Taxes with respect to taxable periods covered by such Tax Returns, and all other material Taxes for which the Company or any of its subsidiaries is or might otherwise be liable, have been timely paid in full or will be timely paid in full by the due date thereof and (iii) there are no material Liens for Taxes with respect to any of the assets or properties of the Company or any of its subsidiaries that are not adequately provided for in the Balance Sheet, except liens for Taxes not yet due and payable or that may thereafter be paid without penalty.

                  (c) Except as set forth in Schedule 2.13(c), as of the date hereof, no material Tax Return of the Company or any of its subsidiaries is under audit, examination or the subject of any legal controversy by or with any Taxing Authority, and no notice of such an audit, examination or controversy has been received by the Company or any of its subsidiaries.

                  (d) Seller is a domestic corporation, for U.S. federal income tax purposes and is the common parent of a consolidated group of which the Company is a member.

                  (e) Seller is not a "foreign person" within the meaning of
Section 1445 of the Code.

                  SECTION 2.14. LITIGATION. Schedule 2.14 sets forth a list as of the date of this Agreement of each pending, or to the knowledge of Parent or Seller, threatened material suit or legal action (each, a "PROCEEDING") against the Company or any of its subsidiaries and pursuant to which a party seeks more than $500,000 from the Company or its subsidiaries. Except as set forth in
Schedule 2.14, neither the Company nor any of its subsidiaries is subject to, or in default under, any unsatisfied Judgment, other than for such Judgments that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. This Section 2.14 does not relate to environmental matters or Intellectual Property matters, such items being the subject of Sections 2.16(b) and 2.10, respectively.

                  SECTION 2.15. ABSENCE OF CHANGES OR EVENTS. Except as set forth in Schedule 2.15, since the date of the Balance Sheet there has not occurred any event or condition that has had a Company Material Adverse Effect. Purchaser acknowledges that there may be disruption to the Company's and its subsidiaries' business as a result of the announcement by Seller of its intention to sell the Company (and there may be further disruption to the Company's and its subsidiaries' business as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby), and Purchaser agrees that any such disruptions do not and shall not constitute a breach of this Section 2.15.

                  SECTION 2.16. COMPLIANCE WITH APPLICABLE LAWS. (a) To the knowledge of Parent and Seller, the Company and its subsidiaries are in compliance with all Applicable Laws, except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither Parent nor Seller has received any written notice that any investigation by a Governmental Entity of the Company or its subsidiaries is pending, except where the outcome of any such investigation, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. This Section 2.16 does not relate to matters with respect to Taxes, which are the subject of Section 2.13, or to environ mental matters, which are the subject of Section 2.16(b).

                  (b) Except as set forth in Schedule 2.16(b), and except for any matter that would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its subsidiaries are in compliance with all Applicable Laws relating to protection of the environment ("ENVIRONMENTAL LAWS"), (ii) the Company and its sub sidiaries possess and are in compliance with all Permits required under Environmental Laws for the conduct of their respective operations and (iii) there are no pending Proceedings against the Company or its subsidiaries alleging a violation of Environmental Laws.

                  SECTION 2.17. VOTING REQUIREMENTS. No vote of the holders of any class or series of Parent's capital stock is necessary to approve this Agreement, the Ancillary Agreements and to consummate the transactions contemplated by this Agreement.

                  SECTION 2.18. NO BARTER RECEIVABLES OR OBLIGATIONS. Except as set forth in Schedule 2.18, there are no material "barter" agreements relating to the Company or its subsidiaries, and none of the Parent, Seller or Company or its subsidiaries is liable for any outstanding material barter obligations relating to the Company or its subsidi aries, or is the owner of any material outstanding barter receivables.

                  SECTION 2.19. TRANSACTIONS WITH AFFILIATES. There are (i) no material services currently being provided by Parent or Seller or their respective affiliates (other than the Company and its subsidiaries) to the Company and its subsidiaries and (ii) no material Contracts, agreements or instruments (other than this Agreement and the Ancillary Agreements) between the Company or its subsidiaries, on the one hand, and Parent or Seller or an affiliate of Parent or Seller (other than the Company and its subsidiaries), on the other hand.

                  SECTION 2.20. WARRANTS. Parent shall not and shall cause its subsidiaries not to, offer to sell or otherwise dispose of, such Warrants in violation of any of the registration requirements of the Securities Act of 1933, as amended.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows:

                  SECTION 3.01. ORGANIZATION AND STANDING. Purchaser is a corporation validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Purchaser is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the owner ship, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially impede or delay the Acquisition or otherwise have a material adverse effect on the ability of Purchaser to consummate the Acquisition (a "PURCHASER MATERIAL ADVERSE EFFECT").

                  SECTION 3.02. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Purchaser has full corporate power and authority to execute and deliver this Agreement, the

Ancillary Agreements and the Warrants to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. Purchaser has taken all corporate action required by its organizational documents to authorize the execution and delivery of this Agreement, the Ancillary Agreements and the Warrants to which it is, or is specified to be, a party and to authorize the consummation of the Acquisition and the other transactions contemplated hereby and thereby. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement and the Warrants to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement and the Warrants to which it is, or is specified to be, a party will after the Closing constitute its legal, valid and binding obligation, enforce able against it in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium, reorganiza tion or similar laws affecting creditors' rights generally and to general equitable principles. When issued, the Warrants and any shares of common stock of Purchaser or its affiliates into which such Warrants are exercisable will be free of all Liens or any restrictions on transfer except restrictions under U.S. and state securities laws.

                  SECTION 3.03. NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement or the Warrants to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a violation, default or event of default under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, or require Consent under, or give rise to a right of acceleration, termination or cancellation under or increased, additional, accelerated or guaranteed rights or entitlements of any person under, any provision of (i) its or any of its subsidiaries' Certificate of Incorporation, By-laws or similar governing document, (ii) any Contract, note, instrument or financing obligation to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to have a Purchaser Material Adverse Effect or otherwise materially adversely affect Purchaser's ability to consummate the transactions contemplated hereby. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Acquisition other than (A) compliance with and filings under the HSR Act, (B) compliance with and filings and notifications under applicable Environmental Laws and (C) those the failure of which to obtain or make would not reasonably be expected to have a Purchaser Material Adverse Effect.

                  SECTION 3.04. PROCEEDINGS. To the knowledge of Purchaser, neither it nor any of its subsidiaries is a party to any Proceeding pursuant to which a party seeks injunctive relief prohibiting the consummation of the Acquisition. Neither Purchaser nor any of its subsidiaries is a party or subject to, or in default under, any unsatisfied Judgment, other than for Judgments that would, individually or in the aggregate, not reasonably be expected to have a Purchaser Material Adverse Effect.

                  SECTION 3.05. SECURITIES ACT. The Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

                  SECTION 3.06. NO KNOWLEDGE OF MISREPRESENTATIONS OR OMISSIONS. After due inquiry and investigation, including review of the material and information made available by Parent to Purchaser in the data rooms at the offices of Cravath, Swaine & Moore and Morgan Stanley & Co. Incorporated (i) Purchaser does not have any knowledge that any of the representations and warranties of Parent, Seller or the Company or its subsidiaries made in this Agreement are not true and correct and (ii) Purchaser does not have any knowledge of any material errors in, or material omissions from, any Schedule.

                  SECTION 3.07. VOTING REQUIREMENTS. No vote of the holders of any class or series of Purchaser's capital stock is necessary (i) to approve this Agreement or the Ancillary Agreements, (ii) for the issuance of the Warrants or exercise thereof (including the issuance of shares of common stock of the Purchaser in connection therewith) or (iii) to consummate the transactions contemplated by this Agreement.

                  SECTION 3.08. CAPITAL STOCK OF PURCHASER AND ITS SUBSIDIARIES. As of March 31, 2001, (i) the authorized capital stock of Purchaser (the "PURCHASER SHARES") and (ii) the number of shares of capital stock of Purchaser issued and outstanding is as set forth on the Purchaser SEC Documents dated March 31, 2001. All of the outstanding capital stock of Purchaser is, and the Purchaser Shares when issued pursuant to the Warrants will be, duly authorized, validly issued, fully paid and nonassessable. The Warrants and the Purchaser Shares into which they are exercisable are not, and will not be, subject to any preemptive rights of any kind. There are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of capital stock of Purchaser. There are no outstanding options, warrants, convertible securities, subscriptions or other commitments or rights to acquire any shares of capital stock of Purchaser.

                  SECTION 3.09. SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by Purchaser with the SEC since January 1, 2001 (the "PURCHASER SEC DOCUMENTS"). Except to the extent that information contained in any Purchaser SEC Document has been revised or superseded by a later filed Purchaser SEC Document, none of Purchaser SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Purchaser included in Purchaser SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither Purchaser nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Purchaser and its consolidated subsidiaries or notes thereto that individually or in the aggregate, would be expected to have a material adverse effect on Purchaser, except (i) as disclosed on Schedule 3.10,
(ii) as disclosed or reserved
for in the Purchaser SEC Documents or (iii) for liabilities or obligations incurred in the ordinary course of business since December 31, 2000.


                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01. COVENANTS RELATING TO CONDUCT OF BUSINESS. Except for matters (x) set forth in Schedule 4.01, (y) consented to by Purchaser (such consent not to be unreasonably withheld or delayed) or (z) otherwise contemplated by the terms of this Agreement, from the date of this Agreement to the Closing Date, Parent and Seller shall cause the Company and its subsidiaries to conduct their respective businesses in the ordinary course in a manner substantially consistent with past practice; PROVIDED, that nothing contained in this Agreement shall be deemed to require the expenditure of funds in a manner inconsistent with past practice. In addition, except as set forth in Schedule
4.01 or as otherwise contemplated by the terms of this Agreement, Parent and Seller shall not permit any of the Company or its subsidiaries to do any of the following without the prior consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

                   (i) amend its Certificate of Incorporation or By-laws or other comparable organizational documents;

                  (ii) declare, set aside or pay any non-cash dividend or make any other non-cash distribution to its stockholders whether or not upon or in respect of any shares of its capital stock or issue any capital stock; PROVIDED, HOWEVER, that (A) dividends and distributions may continue to be made by the subsidiaries of the Company to the Company or to other wholly-owned sub sidiaries of the Company and (B) dividends and distributions of cash may continue to be made by the Company to Seller;

                  (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

                  (iv) adopt or amend in any material respect any Benefit Plan in respect of any Affected Employee (as defined in Section 4.06(a)) or former employee of the

         Company and its subsidiaries, except as required by Applicable Law;

                   (v) grant to any executive officer any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements and except for any increases for which Seller or Parent shall be solely obligated;

                  (vi) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than (A) in the ordinary course of business consistent with past practice, or (B) in connection with refinancing or repayment of the indebtedness listed on Schedule 4.01(a)(vi);

                  (vii) subject any of its assets to any Lien of any nature whatsoever that would have been required to be set forth in Schedule
         2.08 or 2.09 if existing on the date of this Agreement;

                  (viii) waive any claims or rights of material value;

                  (ix) make any change in any method of accounting or accounting practice or policy other than those required or permitted by GAAP or required by Applicable Law;

                   (x) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material to the Company and its subsidiaries, taken as a whole;

                  (xi) make or incur any capital expenditure that is either (A) not currently approved in writing or (B) contemplated by the Company's fiscal 2001 budget (a copy of which has previously been furnished to Purchaser) which, individually, is in excess of $500,000, or make or incur any such expenditures which, in the aggregate, are in excess of $750,000;

                  (xii) sell, lease, license or otherwise dispose of any asset that is material to the Company and its sub sidiaries, taken as a whole, except (A) inventory and obsolete or excess equipment sold or disposed of in the ordinary course of business and (B) leases entered into in the ordinary course of business with aggregate annual lease payments not in excess of $500,000;

                  (xiii) settle any litigation in a manner that imposes an equitable remedy against the Company or its sub sidiaries materially constraining the business of the Company or its subsidiaries; or

                  (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

                  SECTION 4.02. ACCESS TO INFORMATION. (a) To the extent permitted by Applicable Law, the Company shall, and shall cause its subsidiaries to, afford to Purchaser and its accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours during the period prior to the Closing, to the personnel, properties, books, contracts, commitments and other Records of the Company and its subsidiaries; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of the Company and its subsidiaries.

                  (b) After the Closing, Purchaser shall, and shall cause its affiliates to, give Parent and Seller and their accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours, to the personnel, properties, books, contracts, commitments and other Records of the Company and its subsidiaries relating to (i) Seller's operation of the Company prior to the Closing, (ii) the Excluded Assets or (iii) the Excluded Liabilities, and to furnish copies thereof, which Parent or Seller or their representatives or agents reasonably request; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of the Company and its subsidiaries. Purchaser shall, and shall cause its affiliates to, furnish reasonable assistance (including access to personnel) to Parent and Seller and their representatives and agents in connection with any claims, proceedings, actions, investigations, audits, and other regulatory or legal proceedings in connection with any of the items listed in the foregoing sentence; PROVIDED that Seller shall be responsible for all reasonable out-of-pocket expenses in connection therewith. Purchaser shall not, and shall not permit any of its affiliates to destroy any such records.

                  SECTION 4.03. CONFIDENTIALITY. (a) Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Purchaser and

Parent (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Company and its subsidiaries; PROVIDED, HOWEVER, that Purchaser acknowledges that any and all other information provided to it by Parent or Seller or Parent's or Seller's representatives concerning Parent, Seller or the FHM Business shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

                  (b) After the Closing, each of Parent and Seller and its respective affiliates shall not divulge, furnish or make available to anyone (other than Purchaser) any knowledge or information with respect to any proprietary information of the Company and its subsidiaries and which solely relates to the business of the Company and its subsidiaries. This Section 4.03(b) shall not apply to any such proprietary information which (i) shall have entered the public domain or become available through no act or omission of Parent or Seller or any of their affiliates after the Closing, (ii) shall have become available to Parent or Seller or any of their affiliates from a third party whom the Parent or Seller or such affiliate reasonably believes is not obligated to the Company or its subsidiaries or Purchaser to keep such proprietary information confidential or (iii) shall be required by law, legal process, legal proceeding or any Governmental Authority (including stock exchanges) to be disclosed, PROVIDED that Parent and Seller shall give reasonably prompt notice of such requirement to Purchaser so that Purchaser may seek an appropriate protective order.

                  SECTION 4.04. EFFORTS. (a) Subject to the terms and conditions of this Agreement, including Section 4.04(c), each of Parent, Seller and the Company and Purchaser and its affiliates shall use its reasonable best efforts to cause the Closing to occur, including using its reasonable best efforts to obtain all material consents, Permits, authorizations and approvals of, and to make all necessary filings, notifications or registrations with, all Governmental Entities which are necessary for the consummation of the transactions contemplated by this Agreement. None of Parent, Seller, the Company and Purchaser shall, and none shall permit any of their respective affiliates to, take any actions that would, or that could reasonably be expected to result in any of the conditions set forth in Article V not being satisfied, including affecting any acquisitions.

                  (b) Each of Parent, Seller and Purchaser shall as promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement, file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Parent, Seller and Purchaser shall furnish to the other such necessary information in its possession and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Parent, Seller and Purchaser shall keep each other appraised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act. Each party shall promptly substantially comply with any request for any additional information or materials. Each party shall use its best efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement. Parent, Seller and Purchaser shall also cooperate to make any required filings outside the United States as promptly as practicable after the execution and delivery of this Agreement but in no event later than 15 days after the Closing. For purposes of this Section 4.04, the "efforts" of Purchaser shall include promptly (i) opposing any motion or action for a temporary, preliminary or permanent injunction against the Acquisition and (ii) if Purchaser loses such motion or action for a preliminary or permanent injunction, entering into a consent decree containing Purchaser's agreement to hold separate and divest the products and assets of the Company and its subsidiaries or Purchaser and its affiliates, as the case may be, as required by the FTC, the DOJ or any other Governmental Entity.

                  (c) Purchaser acknowledges that certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to the Contracts listed on the Schedules hereto and that such consents and waivers have not been obtained. Purchaser agrees that Parent, Seller and their respective affiliates shall not have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Contract as a result thereof. Purchaser further agrees that no representation, warranty or covenant of Parent, Seller or the Company or its subsidiaries contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of
(i) the failure to obtain any such consent or waiver, (ii) any such termination or (iii) any lawsuit, action, pro ceeding or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent or any such termination. Prior to the Closing, Parent, Seller and the Company shall, and shall cause the subsidiaries of the Company to, cooperate with Purchaser, upon the request of Purchaser, in any reasonable manner in connection with Purchaser obtaining any such consents and waivers; PROVIDED, HOWEVER, that such cooperation shall not include any requirement of Purchaser, Parent, Seller or any of their respective affiliates (including the Company and the subsidiaries of the Company) to expend money, commence, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

                  SECTION 4.05. BROKERS OR FINDERS. Each of Purchaser, Parent and Seller represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Parent and Seller, Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by Parent and Seller and, as to Purchaser and its affiliates, Merrill Lynch & Co., whose fees and expenses will be paid by Purchaser.

                  SECTION 4.06. EMPLOYEE MATTERS. (a) CREDITED SERVICE; SECONDED EMPLOYEES. On and after the Closing Date, Purchaser shall give the Affected Employees full credit for all purposes (including for purposes of eligibility to participate, early retirement eligibility and early retirement subsidies and vesting) under any employee benefit plans or arrangements maintained by Purchaser and its sub sidiaries, for the Affected Employees' service with Seller and its subsidiaries to the same extent recognized by Seller and its subsidiaries immediately prior to the Closing Date. For purposes of this Agreement, "AFFECTED EMPLOYEE" means each individual (other than an Excluded Employee) who is selected by Purchaser in accordance with the next sentence and is employed by the Company and its subsidiaries on the Closing Date, including any such individuals on approved leave of absence (including maternity and paternity leave, vacation, sick leave, short-term disability, military leave, jury duty and death leave). Seller shall permit Purchaser, at its discretion, to make offers of employment, within the five day period immediately following the date of this Agreement, to the individuals listed on Schedule 4.06(a); PROVIDED, THAT if any such individual accepts employment with and becomes an employee of Purchaser, he or she shall be considered an Affected Employee for purposes of this Agreement and Purchaser shall assume all liabilities of Parent and Seller and their subsidiaries in respect of any and all relocation and termination costs associated there with; PROVIDED FURTHER, that if Purchaser elects to not make offers of employment to the individuals listed on Schedule 4.06(a), Purchaser shall have no liability with respect to such employees.

                  (b) CONTINUATION OF BENEFITS. Purchaser agrees to honor, and to cause its subsidiaries to honor, in accordance with their current terms, the Company Benefit Plans, the Employment Contracts and each other employment, deferred compensation, severance, termination or other agreement or arrangement between the Company or any of its subsidiaries, on the one hand, and any current or former director or employee of the Company and its subsidiaries, on the other hand. For the one-year period immediately following the Closing Date, Purchaser shall, or shall cause its subsidiaries to, provide (i) each Affected Employee with salaries that are no less favorable to such Affected Employee than those in effect immediately prior to the Closing Date; and (ii) Affected Employees shall be eligible to participate in the employee benefits programs no less generous than those available to employees of the magazine division of the magazine business of McMullen Argus Publishing Inc.

                  (c) SEVERANCE. Notwithstanding anything to the contrary in this Agreement, Purchaser agrees to provide each Affected Employee whose employment is terminated by Purchaser or its subsidiaries with severance benefits that are no less favorable than those generally available to employees of the magazine division of McMullen Argus Publishing Inc.

                  (d) 401(k) PLAN. From and after the Closing Date, Purchaser shall continue to sponsor and maintain the emap usa, inc. 401(k) Plan (the "COMPANY'S 401(k) PLAN"), or shall establish or maintain a defined contribution plan that Affected Employees shall be eligible to participate in the Primedia Thrift and Retirement Plan up to the same contribution limits as employees of the magazine division of McMullen Argus Publishing Inc.

                  (e) CERTAIN WELFARE BENEFITS MATTERS. Purchaser shall (A) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to any Affected Employee and his or her dependents under any welfare benefit plans of Purchaser and its subsidiaries ("PURCHASER WELFARE PLANS") in which the Affected Employees and their dependents may be eligible to participate after the Closing Date to the extent waived under the applicable corresponding Company Benefit Plan for such Affected Employee and his or her dependents immediately prior to the Closing Date and (B) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in the calendar year in which the Closing Date occurs (or, if later, in the calendar year in which Affected Employees and their dependents commence participation in the applicable Purchaser Welfare Plan) for purposes of satisfying any applicable deductible or out-of-pocket requirements under any Purchaser Welfare Plans in which the Affected Employees and their dependents are eligible to participate after the Closing Date.

                  (f) ADMINISTRATION. Following the date of this Agreement, Seller and Purchaser shall reasonably cooperate in all matters reasonably necessary to effect the trans actions contemplated by this Section 4.06, including exchanging information and data relating to workers compensation, employee benefits and employee benefit plan coverages, and in obtaining any governmental approvals required hereunder.

                  SECTION 4.07. TAX MATTERS. (a) PRE-CLOSING TAX PERIOD TAX RETURNS. (i) As to all Tax Returns of the Company and its subsidiaries due on or before the Closing Date, Parent and Seller shall prepare and timely file such Returns and pay Taxes shown as due thereon.

                  (ii) As to the Federal Income Tax Return of the Company and its subsidiaries for the tax period ending on the Closing Date and at the request of Seller for the tax period ending on March 31, 2001, Purchaser shall cause the Company to prepare a pro forma Return in accordance with past practice and deliver such Return to Parent and Seller at least 30 days before the corresponding Federal Income Tax Return of Seller is due. Parent and Seller shall have sole discretion to modify such pro forma Return for use in its own consolidated Federal Income Tax Returns, except in the event that the election contemplated by Section 4.07(k) is made in which case Purchaser shall have the right to object to any modifications that directly relate to the deemed sale arising from such election.

                  (iii) As to Income Tax Returns (other than Federal) of the Company and its subsidiaries due after the Closing Date for tax periods ending on or before the Closing Date, Purchaser shall cause the Company and its subsidiaries to prepare and timely file such Returns in accordance with past practice; PROVIDED, HOWEVER, (1) Purchaser shall deliver any such Return to Seller at least 30 days before it is due, (2) Seller shall have sole discretion to approve or modify such Return by notice given at least five business days before such Return is due, (3) such Return shall be filed (as so approved or modified) on a timely basis by the Company or its subsidiaries, as applicable, and (4) Seller shall reimburse Purchaser the amount shown to be due on the final version of any such Return prior to the filing thereof.

                  (iv) As to Tax Returns (other than Income Tax Returns) of the Company and its subsidiaries due after the Closing Date for tax periods ending on or before the Closing Date, Purchaser shall cause the Company and its subsidiaries to prepare and timely file such Returns; PROVIDED, HOWEVER, (1) Purchaser shall deliver any such Return to the Seller at least 30 days before it is due, (2) Seller shall have the right to examine and comment on any such Return prior to the filing thereof, and such Return will not be filed without the prior written consent of the Seller, which consent shall not be unreasonably withheld, (3) Seller shall either provide such written consent or notice of objection no later than 15 days before the Return is due and (4) Seller shall reimburse Purchaser the amount shown to be due on the final version of any such Return prior to the filing thereof.

                  (v) Any dispute between the parties under this Section 4.07(a) shall be resolved by the Independent Expert under the principles of Section 1.07(b)(2), except that every effort shall be made by the parties and the Independent Expert to resolve the dispute prior to the due date for the applicable Tax Return.

                  (b) STRADDLE PERIOD TAX RETURNS. (i) As to any Tax Return of the Company and its subsidiaries for a tax period that begins before and ends after the Closing Date (a "STRADDLE PERIOD"), Purchaser shall cause the Company and its subsidiaries to prepare and timely file such Return and pay all Taxes due with respect thereto; PROVIDED, HOWEVER, that Seller shall reimburse Purchaser for any amount owed by Seller with respect to such Return five days before the filing date of such Return. The proviso contained in Section 4.07(a)(iv) shall apply to any such Return.

                  (ii) All Tax Returns for any tax period that includes the Closing Date shall be filed on the basis that the relevant tax period ended as of the close of business on the Closing Date (and thus that Section 4.07(b)(i) does not apply), unless such a Tax Return would be clearly contrary to Applicable Law.

                  (iii) Any dispute between the parties under this Section 4.07(b) shall be resolved by the Independent Expert under the principles of
Section 1.07(b)(2), except that every effort shall be made by the parties and the Independent Expert to resolve the dispute prior to the due date for the applicable Tax Return.

                  (c) TRANSFER TAX RETURNS. Purchaser shall pay all Transfer Taxes; PROVIDED, HOWEVER, that each of Parent, Seller, the Company and Purchaser shall use reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemption.

                  (d) AMENDED TAX RETURNS. After the Closing Date, the Company and its subsidiaries shall not, without the prior written consent of Seller and Parent, file any amended Tax Return for a Pre-Closing Tax Period if Seller would be liable for additional Taxes on such return under Section 7.01.

                  (e) COOPERATION. Seller, the Company and Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns of the Company or its subsidiaries, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Seller and its affiliates will need access, from time to time after the Closing Date, to certain accounting and Tax records and information held by the Company and its subsidiaries to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Purchaser and the Company shall, and shall cause each subsidiary of the Company to, (i) use its best efforts to properly retain and maintain such records until such time as Parent and Seller agree that such retention and maintenance is no longer necessary, and (ii) allow Parent and Seller and their agents and representatives (and agents or representatives of any of their affiliates), upon reasonable notice during normal business hours, to inspect, review and make copies of such records as Parent and Seller may deem necessary or appropriate from time to time, PROVIDED, HOWEVER, that such access does not unreasonably disrupt normal operations of Purchaser or the Company and its subsidiaries.

                  (f) REFUNDS AND CREDITS. Any refund or credit of Income Taxes of the Company or any of its subsidiaries for any Pre-Closing Tax Period shall be for the account of Seller. Purchaser shall promptly notify Seller of any refunds or credits it has received for any Pre-Closing Tax Period. Any refund or credit of Income Taxes of the Company or any of its subsidiaries for any taxable period (or portion thereof) beginning after the Closing Date (a "POST- CLOSING TAX PERIOD") shall be for the account of Purchaser. Purchaser shall, if Seller so requests and at Seller's expense, cause the Company or any of its subsidiaries to file for and obtain any refunds or credits to which Seller is entitled under this Section 4.07(f). Purchaser and the Company shall permit Seller to control the prosecution of any such refund claim. If Seller pays (or causes the Company or any of its subsidiaries to pay prior to the Closing Date) estimated Income Taxes for any Straddle Period in excess of the amount ultimately determined to be due for the portion of such Straddle Period ending on the Closing Date and Purchaser obtains the benefit of such excess payment, Purchaser shall promptly refund such excess to the Seller.

                  (g) TAX SHARING AGREEMENTS. Seller shall cause the provisions of any Tax sharing agreement between Seller or any of its affiliates (other than the Company and its subsidiaries), and the Company or any of its subsidiaries, to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreement.

                  (h) CLOSING DATE. On the Closing Date, Purchaser shall cause the Company and each subsidiary of the Company to conduct its business in the ordinary course in sub stantially the same manner as presently conducted and on the Closing Date shall not permit the Company or any of its sub sidiaries to effect any extraordinary transactions (other than any such transactions expressly required by Applicable Law or by this Agreement) that could result in Tax liability to the Company or any of its subsidiaries in excess of Tax liability associated with the conduct of its business in the ordinary course.

                  (i) FIRPTA CERTIFICATE. Seller shall deliver to Purchaser at the Closing a certificate in form and substance satisfactory to Purchaser, duly executed and acknowledged, certifying that such Seller is exempt from withholding under Section 1445 of the Code.

                  (j) Purchaser and Seller shall attempt in good faith to agree within 60 days following the Closing Date as to the value of the Warrants on the Closing Date. If Purchaser and Seller cannot agree, the dispute shall be resolved by the Independent Expert under the principles of Section 1.07(b)(2).

                  (k) SECTION 338(h)(10) ELECTIONS. On or prior to the Closing Date, Purchaser shall notify Seller of its intent for Purchaser and Seller to make elections under Section 338(h)(10) of the Code. If such notification is made, Purchaser and Seller shall (i) join in making elections under Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations promulgated thereunder (the "TREASURY REGULATIONS") and any comparable election under state or local Tax law with respect to the Company and each of the subsidiaries listed on Schedule 2.02 subpart A (collectively, the "PURCHASED ENTITIES") (the "ELECTIONS"); (ii) provide to the other the necessary information to permit the Elections to be made; and (iii) as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing any necessary forms, returns, elections, schedules and other documents) as may be required to effect and preserve timely Elections.

                  (i) PURCHASE PRICE ALLOCATIONS. If Purchaser notifies Seller of its intent to make the Elections on or prior to Closing, (i) within 120 calendar days following the Closing Date, Purchaser shall deliver to Seller (A) a proposed allocation of the Purchase Price among the assets of the Purchased Entities and (B) a completed IRS Form 8023 and the required schedules thereto ("FORM 8023"), providing for the elections under Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations. If Seller disputes any of such allocations or any of the computations reflected on Form 8023, Seller and Purchaser will attempt in good faith to promptly agree on allocations and/or revised Form 8023. If the parties cannot resolve any such dispute within 60 calendar days of the delivery of such allocations and Form 8023, the items remaining in dispute shall be submitted to the Independent Expert. Seller and Purchaser shall be bound by the allocation of such items as determined by the Independent Expert. The Independent Expert shall make any such determination within 30 calendar days after submission of the remaining disputed items. The fees and expenses of the Independent Expert shall be borne 50% by Purchaser, on the one hand, and 50% by Seller, on the other hand.

                  (ii) Purchaser and Seller agree to file all Tax Returns consistent with the elections, allocations and forms described in this Section
4.07. Purchaser and Seller further agree not to take any position inconsistent therewith for any Tax purpose.

                  SECTION 4.08. PUBLICITY. From the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange; PROVIDED, HOWEVER, that each of the parties may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby.

                  SECTION 4.09. RESIGNATIONS. On the Closing Date, Seller shall cause to be delivered to Purchaser duly signed resignations (from the applicable board of directors), effective immediately after the Closing, of all directors of the Company and each of its subsidiaries who are not employees of the Company or one of its subsidiaries and shall take such other action as is necessary to accomplish the foregoing.

                  SECTION 4.10. NO USE OF CERTAIN NAMES. Purchaser shall, and shall cause the Company and its subsidiaries promptly, and in any event (a) within 30 days after the Closing, to revise print advertising and labeling to delete and destroy all references to the Names (as defined below) and (b) within 30 days after the Closing, to change signage and stationery and otherwise discontinue use of the Names. In no event shall Purchaser, the Company or its subsidiaries use any Names after the Closing in any manner or for any purpose different from the use of such Names by the Company during the 30-day period preceding the Closing. With respect to product inventory manufactured by the Company or its subsidiaries prior to the Closing, the Company or its subsidiaries may continue to sell such inventory, notwith standing that it bears one or more of the Names, for a reasonable time after the Closing (not to exceed 60 days). Within 5 days after the Closing, Purchaser shall cause the Company and its subsidiaries to file applications to amend or terminate any certificate of assumed name or d/b/a filings so as to eliminate the right of the Company and its subsidiaries to use the Names. Immediately prior to the Closing, Seller shall cause the names of the Company and its subsidiaries (to the extent they make use of the Names) to be changed to names (that do not include the Names) selected by Purchaser. "NAMES" means "EMAP", "METRO", and "FHM", any variations and derivatives thereof and any other logos or trademarks of Parent or Seller or its affiliates not included in Schedule 2.10.

                  SECTION 4.11. SUPPORT SERVICES. (a) Purchaser agrees that as of the Closing Date and with respect to the Excluded Assets, it shall provide to Seller or its subsidiary the support and other services with respect to the FHM Business as more fully set forth in the Transition Services Agreement in the form attached hereto as Exhibit A, which Agreement shall be entered into by Parent, Seller and the Purchaser as of the Closing Date.

                  (b) Purchaser acknowledges that as of the Closing Date, neither Parent nor Seller shall have any obligation to provide any support or other services to Purchaser, the Company or any of their subsidiaries (including any of the services for which allocations were previously paid by the Company as set forth in the notes to the Financial Statements).

                  SECTION 4.12. LITIGATION MATTERS. Prior to the Closing Date, Purchaser and Seller shall enter into arrangements such that on and after the Closing Date, Purchaser or the Company shall assume full responsibility for (a) the prosecution, defense and/or settlement and all other aspects of the administration of any suit, action, proceeding or arbitration by or primarily against the Company or any of its subsidiaries except in respect of the Excluded Liabilities or Excluded Assets (including the matters set forth on Schedule 2.14) (collectively, the "ACTIONS") and (b) the timely payment of any and all losses, damages, liabilities, obligations or expenses related to or arising out of the Actions. After the Closing, Seller shall (x) promptly deliver to Purchaser (or the Company if so requested) the case files relating to the Actions and (y) provide reasonable cooperation and assistance in connection with the assumption by Purchaser of the Actions contemplated by this Section 4.12. Purchaser shall reimburse Seller for reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and costs of investigation) incurred in assisting Purchaser pursuant to this Section 4.12. Seller shall not be required by this Section 4.12 to take any action that would interfere with the conduct of its business or disrupt its normal operations. In the event that Seller or any of its affiliates (other than the Company and its subsidiaries) is a party to any Action, Seller may, at its own cost and expense, continue to control the prosecution, defense and/or settlement and all other aspects of the administration of that portion of such Action that relates to Seller or any of its affiliates (other than the Company and its subsidiaries).

                  SECTION 4.13. INTERCOMPANY ARRANGEMENTS. Except as contemplated by the Transition Services Agreement, Parent, Seller and Purchaser acknowledge and agree that, immediately prior to the Closing, all Contracts (other than this Agreement and the other Ancillary Agreements) between the Company and its subsidiaries, on the one hand, and Parent or Seller or any of their subsidiaries (exclusive of the Company and its subsidiaries), on the other hand, including all intercompany loans, shall be terminated or settled, as the case may be, and be of no further force or effect, notwithstanding any terms thereof to the contrary. The parties agree that the Max Power license shall be terminated without liability to Parent or its subsidiaries prior to Closing.

                  SECTION 4.14. ACCOUNTS. All payments and reimbursements received by Purchaser or its affiliates in connection with or arising out of the Excluded Assets or Excluded Liabilities after the Closing shall be held by such person in trust for the benefit of Parent and Seller and, immediately upon receipt by such person of any such payment or reimbursement, such person shall pay over to Seller the amount of such payment or reimbursement without right of set off.

                  SECTION 4.15. RECORDS. On the Closing Date, Parent and Seller shall deliver or cause to be delivered to Purchaser all Records, if any, in the possession of Parent or Seller or their subsidiaries (other than the Company and its subsidiaries) primarily relating to the business and operations of the Company and its subsidiaries not then in the possession of the Company and its subsidiaries, subject to the following exceptions:

                  (i) Purchaser recognizes that certain Records may contain incidental information relating to the Company and its subsidiaries, and that Parent and Seller may retain such Records and shall provide copies of the relevant portions thereof to Purchaser;

                  (ii) Parent and Seller may retain all Records prepared in connection with the sale of the Shares, including bids received from other parties and analyses relating to the Company and its subsidiaries;

                  (iii) Parent and Seller may retain any Tax Returns, and Purchaser shall be provided with copies of such Tax Returns only as and to the extent that they relate to the Company or its subsidiaries' separate Tax Returns; and

                  (iv) Parent and Seller may, and may cause the Company and its subsidiaries to, redact any information as and to the extent such information relates to the FHM Business or any other business other than the Company's business which is contained in any of the Records.

                  SECTION 4.16. SUB-LEASE. On Closing, Purchaser, as sublessor, shall enter into a sub-lease substantially in the form annexed hereto as Exhibit B (the "SUB-LEASE") with Seller or its designated subsidiary, as sublessee, with respect to a portion of the premises demised under an existing lease dated March 18, 1997, as amended (the "PRIME LEASE") covering office space in the building known as 110 Fifth Avenue, New York, New York, as more fully set forth in the Sub-Lease in the form attached hereto as Exhibit B. Purchaser, with Seller's cooperation but at no out of pocket cost to Seller, shall exercise commercially reasonable efforts to obtain the Prime Lease landlord's consent to the Sub-Lease.

                  SECTION 4.17. CERTAIN LIABILITIES. After the Closing, Parent and Seller shall reimburse Purchaser for all amounts drawn down by Kick Media Corporation with respect to advertising and promotional services pursuant to the Advertising Agreement, dated December 28, 1999, between the Company and Kick Media Corporation, PROVIDED, HOWEVER, that Purchaser shall use reasonable best efforts to minimize the amount of such reimbursement and shall promptly notify Parent and Seller of any claims and related negotiations with respect to such reimbursement, and PROVIDED, FURTHER, that the amount of such reimbursement shall not exceed $4 million.

                  SECTION 4.18. BANK ACCOUNTS. On or prior to the Closing Date, Seller shall segregate the bank accounts of the Company and its subsidiaries from those of Seller and its affiliates.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  SECTION 5.01. CONDITIONS TO EACH PARTY'S OBLIGATION. The obligation of Purchaser to purchase and pay for the Shares and the obligation of Seller to sell the Shares is subject to the satisfaction (or waiver by Purchaser and Seller) on or prior to the Closing Date of the following conditions:

                  (a) GOVERNMENTAL APPROVALS. The waiting period under the HSR Act shall have expired or been terminated. All other material Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Acquisition shall have been obtained or filed or shall have occurred excluding those the obtaining or making of which is necessary but the failure of which to obtain would not prohibit the consummation of the Acquisition.

                  (b) NO INJUNCTIONS OR RESTRAINTS. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition (each, a "LEGAL RESTRAINT") preventing the consummation of the Acquisition shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used its reasonable best efforts (as required by Section 4.04) to prevent the occurrence or entry of any such Legal Restraint and to remove or appeal as promptly as possible any such Legal Restraint.

                  SECTION 5.02. CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to purchase and pay for the Shares is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Seller in this Agreement shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), in each case except for breaches as to matters that would not reasonably be expected to have a Company Material Adverse Effect, and Purchaser shall have received a certificate dated as of the Closing Date signed by an authorized officer of Parent or Seller, as applicable, to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. Parent and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it, by the time of the Closing, and Purchaser shall have received a certificate dated as of the Closing Date signed by an authorized officer of Parent, Seller and the Company, as applicable, to such effect.

                  SECTION 5.03. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to sell the Shares is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser made in this Agreement shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), in each case except for breaches as to matters that would not reasonably be expected to have a Purchaser Material Adverse Effect, and Parent and Seller shall have received a certificate dated as of the Closing Date signed by an authorized officer of Purchaser to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PURCHASER. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing, and Parent and Seller shall have received a certificate dated as of the Closing Date signed by an authorized officer of Purchaser to such effect.

                  (c) TRANSITION SERVICES AGREEMENT. Purchaser shall have executed and delivered to Parent and Seller the Transition Services Agreement.

                  (d) SUB-LEASE. Purchaser shall have executed and delivered to Parent and Seller the Sub-Lease or a license on comparable terms.

                  SECTION 5.04. FRUSTRATION OF CLOSING CONDITIONS. None of Purchaser, Parent or Seller may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 4.04.


                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 6.01. TERMINATION. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other trans actions contemplated by this Agreement abandoned at any time prior to the Closing:

                     (i) by mutual written consent of Parent, Seller and Purchaser;

                    (ii) by Parent or Seller if any of the conditions set forth in Sections 5.01 or 5.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                   (iii) by Purchaser if any of the conditions set forth in Sections 5.01 or 5.02 shall have become incap able of fulfillment, and shall not have been waived by Purchaser;

                    (iv) by any of Parent, Seller or Purchaser, if a Legal Restraint has become final and non-appealable; or

                     (v) by Seller or Purchaser, if the Closing does not occur on or prior to a date six months from the date hereof (the "OUTSIDE DATE"); PROVIDED that Parent may extend the Outside Date by up to an additional three months in the event of any actions described in the last sentence of Section 4.04(b).



PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  (b) In the event of termination by Seller or Purchaser pursuant to this Section 6.01, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                     (i) Purchaser shall return all documents and other material received from Parent, Seller, the Company or any other affiliate of Parent or Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

                    (ii) all confidential information received by Purchaser with respect to the business of Parent, Seller and their affiliates (including the Company and its subsidiaries) shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                  SECTION 6.02. EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 6.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 4.03 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it, (ii) Section 8.03 relating to certain expenses, (iii) Section
4.05 relating to finder's fees and broker's fees, (iv) Section 6.01 and this
Section 6.02, (v) Section 4.08 relating to publicity, (vi) Section 8.09 relating to governing law, (vii) Section 8.10 relating to jurisdiction, (viii) Section
8.11 relating to service of process and (ix) Section 8.12 relating to waiver of jury trial. Nothing in this Section 6.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.


                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. TAX INDEMNIFICATION. (a) From and after the Closing Date, Parent and Seller, jointly and severally, shall indemnify Purchaser and its affiliates and each of their respective officers, directors, employees, stockholders, members, partners, agents and representatives and their respective successors and assigns (the "PURCHASER INDEMNITEES") against and hold them harmless from (i) all liability for Taxes of the Company and its subsidiaries for the Pre-Closing Tax Period, (ii) all liability (as a result of Treasury Regulation ss. 1.1502-6(a) (or any similar provision of state, local or foreign law)) for Income Taxes of Parent and Seller or any other corporation which is or has been affiliated with Parent and Seller (other than the Company or any of its subsidiaries), (iii) all liability for Taxes related to the Excluded Assets and
(iv) all liability for reasonable legal fees and expenses attributable to any item in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, Parent and Seller shall not indemnify and hold harmless any Purchaser Indemnitee from any liability for Taxes attributable to any action taken on or after the Closing Date by Purchaser, any of its affiliates (including the Company or any of its subsidiaries), or any transferee of Purchaser or any of its affiliates (other than any such action expressly required by Applicable Law or by this Agreement) (a "PURCHASER TAX ACT") or attributable to a breach by Purchaser of its obligations under this Agreement.

                  (b) From and after the Closing Date, Purchaser shall indemnify Parent, Seller and their affiliates and each of their respective officers, directors, employees, stockholders, members, partners, agents and representatives and their respective successors and assigns (the "SELLER INDEMNITEES") against and hold them harmless from (i) all liability for Taxes of the Company and its subsidiaries for all taxable periods whether ending before, on or after the Closing Date other than Taxes described in 7.01(a)(i) through
(iii), (ii) all liability for Taxes attributable to a Purchaser Tax Act or to a breach by Purchaser of its obligations under this Agreement, and (iii) all liability for reasonable legal fees and expenses attributable to any item in clause (i) or (ii) above.

                  SECTION 7.02. OTHER INDEMNIFICATION BY SELLER. Subject to the limitations set forth in Section 7.05, from and after the Closing, Parent and Seller shall, jointly and severally, indemnify, defend and hold harmless the Purchaser Indemnitees against any and all claims, losses, damages, liabilities, obligations or expenses, including reasonable third-party legal fees and expenses (collectively, "LOSSES") (other than any Loss relating to Taxes, for which indemnifi cation provisions are set forth in Section 7.01), to the extent arising or resulting from any of the following:

                     (i) any breach of any representation or warranty of Parent or Seller contained in this Agreement;

                    (ii) any breach of any covenant of Parent or Seller contained in this Agreement;

                   (iii) any fees, expenses or other payments incurred or owed by Parent or Seller or the Company to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement;

                    (iv)   any of the Excluded Liabilities;

                     (v)   the operation or ownership of the Excluded
         Assets; and

                    (vi) all monetary payments made, or any other costs incurred by, the Company or its subsidiaries in respect of Actions pending against the Company or its subsidiaries prior to the date hereof as and to the extent they cumulatively exceed $2,000,000; PROVIDED that (i) to the extent the aggregate monetary payments to be made, or any other costs incurred by Purchaser exceed $4,000,000 but are equal to or less than $6,000,000 the Purchaser shall not be indemnified for 50% of the amount in excess of $4,000,000 and (ii) to the extent that the aggregate monetary payments to be made or costs incurred by Purchaser exceeds $6,000,000 in the aggregate, Purchaser shall not be indemnified for any amount in excess of $6,000,000. For the avoidance of doubt, in no case shall Parent or Seller be responsible for more than $3,000,000 pursuant to this clause (vi).

                  SECTION 7.03. OTHER INDEMNIFICATION BY PURCHASER AND THE COMPANY. From and after the Closing, Purchaser shall indemnify, defend and hold harmless the Seller Indemnitees from and against any and all Losses (other than any Loss relating to Taxes, for which indemnification provisions are set forth in Section 7.01), to the extent arising or resulting from any of the following:

                     (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

                    (ii) any breach of any covenant of Purchaser or the Company contained in this Agreement;

                   (iii) any guarantee or obligation to assure performance given or made by Parent or Seller or any affiliate of Parent or Seller (other than the Company or one of its subsidiaries) with respect to any obligation of the Company or any of its subsidiaries;

                    (iv) all obligations, liabilities and commitments of whatever kind and nature, primary or secondary, direct or indirect, express, implied, liquidated, absolute, contingent or otherwise, known or unknown, whether or not accrued, whether arising before, on or after the Closing Date, of the Company or any of its subsidiaries, including any such obligations or liabilities relating to
         (x) any Company Contract or any agreement, lease, license, permit, plan or commitment that, because it fails to meet the relevant threshold amount or term, is not included within the definition of Company Contracts, (y) any Company Benefit Plan or Company 401(K) Plan or (z) any Action, except, in the case of each of clauses (x) and (z), to the extent Parent and Seller are required to provide indemnification for such obligations, liabilities and commitments under Section 7.02; and

                     (v) the operation or conduct of the Company and its subsidiaries after the Closing except to the extent Parent and Seller are required to provide indemnification for any such obligations, liabilities or commitments pursuant to Section 7.02.

                  SECTION 7.04. INDEMNIFICATION PROCEDURES. (a) PROCEDURES. In order for an indemnified party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement (except with respect to claims made pursuant to section 7.02(vi) to which such procedures shall not apply), such Indemnified Party shall, within 20 days following the discovery of the matters giving rise to any Loss, notify the indemnifying party (the "INDEMNIFYING PARTY") in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss; PROVIDED, HOWEVER, that failure to make such delivery shall not affect the indemnification provided here under except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                  If the indemnification sought pursuant hereto involves a claim made by a third party (which shall not include Parent, Seller or any of their affiliates or Purchaser or its affiliates) against the Indemnified Party (a "THIRD PARTY CLAIM"), the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim; PROVIDED that if such settlement, compromise or discharge would impose a material order, material injunction or other material non-monetary damages on the Indemnified Party, the Indemnifying Party shall not settle or compromise such Third Party Claim without prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

                  (b) PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS. (1) If one party is responsible for the payment of Taxes pursuant to Section 7.01 of this Agreement (the "TAX INDEMNIFYING PARTY"), and the other party to this Agreement (the "TAX INDEMNIFIED PARTY") receives a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "TAX CLAIM") with respect (in whole or in part) to such Taxes, the Tax Indemnified Party shall notify the Tax Indemnifying Party in writing of such Tax Claim in accordance with the procedures set forth in Section 7.04(a).

                  (2) The Tax Indemnifying Party shall assume and control the applicable audit or examination and the defense of a Tax Claim involving any Taxes for which it has an obligation to indemnify the Tax Indemnified Party pursuant to Section 7.01 of this Agreement, and the Tax Indemnified Party and its affiliates agree to cooperate with the Tax Indemnifying Party in pursuing such contest, including execution of any powers of attorney in favor of the Tax Indemnifying Party. Notwithstanding anything to the contrary contained herein, the Tax Indemnifying Party shall keep the Tax Indemnified Party informed of all material developments and events relating to such Tax Claim and the Tax Indemnified Party, at its own cost and expense and with its own counsel, shall have the right to participate in (but not control) the applicable audit or examination and defense of such Tax Claim.

                  In no case shall any Tax Indemnified Party settle or otherwise compromise any Tax Claim without the Tax Indemnifying Party's prior written consent. Neither party shall settle a Tax Claim relating solely to Income Taxes of the Company or any of its subsidiaries for a Straddle Period without the other party's prior written consent.

                  SECTION 7.05. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing provisions of this Article VII, (i) except with respect to breaches of Section 2.02 or Section 2.05 (as to which the provisions of this subclause (i) shall not apply) neither Parent nor Seller shall be responsible, pursuant to Section 7.02(i) or Section 7.02(ii), for any Losses suffered by any Purchaser Indemnitee arising out of a breach of any of Parent's or Seller's representations or warranties or covenants to be performed prior to Closing unless a claim therefor is asserted in writing within one year after the Closing Date, failing which such claim shall be waived and extinguished, (ii) except with respect to breaches of Section 2.02 or Section 2.05 (as to which the provisions of this subclause (ii) shall not apply) neither Parent nor Seller shall be liable, pursuant to Section 7.02(i) or Section 7.02(ii) for any Losses suffered by any Purchaser Indemnitee arising out of a breach of any of Parent's or Seller's representations or warranties or covenants to be performed prior to Closing, in each case for (x) any Losses suffered by any Purchaser Indemnitee unless the aggregate of all Losses suffered by the Purchaser Indemnitees exceeds, on a cumulative basis, an amount equal to $5,050,000, and then only to the extent of any such excess or (y) any individual items where the Loss relating thereto is less than $50,000 (and such items shall not be aggregated for purposes of the immediately preceding clause (x)), (iii) except with respect to breaches of

Section 2.02 or Section 2.05 (as to which the provisions of this subclause (iii) shall not apply), the aggregate liability of Parent and Seller hereunder pursuant to Section 7.02(i) and Section 7.02(ii) for Losses suffered by the Purchaser Indemnitees shall in no event exceed $101,000,000, (iv) neither Parent nor Seller shall have any liability pursuant to Section 7.02(i) in respect of any breach if Purchaser had knowledge of such breach as of the date of this Agreement and (v) none of the parties hereto shall be liable to any other for indirect, special, incidental, consequential or punitive damages claimed by such other party. In no event shall Parent or Seller be obligated to indemnify Purchaser or any other person with respect to any matter to the extent that such matter was reflected in the calculation of the adjustment to the Closing Date Payment, if any, pursuant to Section 1.07(c).

                  (b) Purchaser acknowledges that it, its affiliates and its representatives and agents have received or been afforded the opportunity to review prior to the date hereof all written materials which Parent or the Seller were required to deliver or make available, as the case may be, to Purchaser pursuant to this Agreement on or prior to the date hereof. Purchaser acknowledges that it, its affiliates and its representatives and agents have been permitted full and complete access to the Records, facilities, equipment, Tax Returns, Contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and its subsidiaries that it, its affiliates and its representatives have desired or requested to see and/or review, and that it, its affiliates and its representatives and agents have had a full opportunity to meet with the officers and employees of the Company to discuss the businesses and assets of the Company and its subsidiaries. Purchaser further acknowledges and agrees that, (i) other than the representations and warranties of Parent and Seller specifically contained in this Agreement, neither Parent nor Seller or any other person has made any representation or warranty either expressed or implied (A) with respect to the Company and its subsidiaries or their respective assets and liabilities, the Excluded Assets, the Excluded Liabilities, the transactions contemplated hereby or the Shares or
(B) as to the accuracy or completeness of any information regarding the Company and its subsidiaries furnished or made available to Purchaser, its affiliates, and its agents and representatives and (ii) Purchaser shall have no claim or right to indemnification pursuant to this Article VII and none of Parent, Seller, the Company, any subsidiary of the Company or any other person shall have or be subject to any liability to Purchaser or any other person with respect to any information, documents or materials furnished by Parent,

Seller, the Company or any of their respective affiliates, officers, directors, employees, agents, representatives or advisors to Purchaser, its affiliates and its agents and representatives, including the Confidential Memorandum dated April, 2001 and any information, documents or material made available to Purchaser in certain "data rooms", management presentations or any other form in expectation of the trans actions contemplated hereby.

                  (c) Purchaser further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Company and its subsidiaries or their respective assets and liabilities, the Excluded Assets, the Excluded Liabilities, the transactions contemplated hereby and the Shares (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, each of Purchaser and the Company hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) Purchaser, the Company or any of its subsidiaries or any other Purchaser Indemnitee may have against Parent, Seller or any of their respective affiliates arising under or based upon any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article VII).

                  SECTION 7.06. CALCULATION OF INDEMNITY PAYMENTS. The amount of any Loss for which indemnification is provided under this Article VII shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost actually incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such indemnified amount. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified amount.

                  SECTION 7.07. TAX TREATMENT OF INDEMNIFICATION. For all Tax Purposes, Purchaser and Seller agree to treat any indemnity payment under this Agreement as an adjustment to the Purchase Price unless a final determination (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise.

                  SECTION 7.08. AUDIT ADJUSTMENTS RELATING TO INCOME TAXES. If as a result of an Income Tax audit that involves the Company or its subsidiaries there is an adjustment to an item which results in the Purchaser or Seller incurring a Tax detriment and the other party realizing a corresponding Tax benefit, then the party receiving such Tax benefit will pay to the other party the amount of such Tax benefit actually realized, but only to the extent of such Tax detriment.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01. ASSIGNMENT. Neither this Agreement nor any of the rights and obligations of the parties here under may be assigned or delegated by any of the parties hereto without the prior written consent of each of the other parties hereto, except that (a) Purchaser may assign its right to purchase the Shares hereunder to any of its affiliates without the prior written consent of Seller, (b) Parent or Seller may assign any rights and obligations hereunder to any affiliates without the prior written consent of Purchaser and
(c) an assignment by operation of law in connection with a merger or consolidation shall not require the consent of the other parties hereto. Notwith standing the foregoing, each of Parent, Seller and Purchaser shall remain liable for all of their respective obligations under this Agreement. Subject to the first sentence of this Section 8.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section
8.01 shall be void.

                  SECTION 8.02. NO THIRD-PARTY BENEFICIARIES. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  SECTION 8.03. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall be responsible for the payment of its own respective costs and expenses (which, in the case of Parent and Seller shall include any non-employee related costs and expenses of the Company and its sub sidiaries directly related to the Acquisition incurred prior to closing) incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement or the Ancillary Agreements, including the fees of any attorneys, accountants, brokers or advisors employed or retained by or on behalf of such party.

                  SECTION 8.04. NOTICES. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; PROVIDED that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

                  (i)   if to Parent or Seller,

                        Emap plc
                        40 Bernard Street
                        London, WC1 LW
                        England
                        Attention:  Group Legal Director
                        Fax:        011-44-02-0727-86941

            with a copy to:

                        Cravath, Swaine & Moore
                        Worldwide Plaza
                        825 Eighth Avenue
                        New York, NY 10019-7475

                        Attention:  Kevin J. Grehan
                        Fax:        (212)474-3700

                  (ii)  if to Purchaser,

                        Primedia Inc.
                        745 Fifth Avenue
                        New York, NY 10151

                        Attention:  Beverly C. Chell
                        Facsimile:  (212) 745-0100
            with a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, NY 10017

                        Attention:   Gary I. Horowitz
                        Facsimile:   (212) 455-2502

or to such other address(es) as shall be furnished in writing by any such party to each of the other parties hereto in accordance with the provisions of this
Section 8.04.

                  SECTION 8.05. HEADINGS; CERTAIN DEFINITIONS. (a) The descriptive headings of the several Articles and Sections of this Agreement and the Disclosure Schedule to this Agreement and the Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Exhibits" or "Schedules" shall be deemed to be references to Articles or Sections hereof or Exhibits or Schedules hereto unless otherwise indicated.

                  (b)  For all purposes hereof:

                  "AFFILIATE" of any party means any person or entity controlling, controlled by or under common control with such party.

                  "BUSINESS DAY" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

                  "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect (i) on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (ii) on the ability of Seller to consummate the Acquisition. For purposes of this Agreement, "Company Material Adverse Effect" shall exclude any effects on the Company or its subsidiaries to the extent resulting from (A) changes in the United States or foreign economies in general, (B) changes in the Company's and its subsidiaries' industries in general and not specifically relating to the Company or a subsidiary of the Company, (C) the announcement by Parent or Seller of its intention to sell the Company or pending status thereof or (D) the consummation of the trans actions contemplated hereby.

                  "INCLUDING" or "INCLUDES" means including, without limitation.

                  "KNOWLEDGE OF THE COMPANY" means the actual knowledge of Tom Moloney, Keith Marriot and Steve Parr.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

                  "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

                  SECTION 8.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person or by telecopier, receipt acknowledged, to the other parties hereto.

                  SECTION 8.07. INTEGRATED CONTRACT; EXHIBITS/ SCHEDULES. This Agreement, including the Schedules (and the Introduction thereto) and Exhibits hereto, any written amendments to the foregoing satisfying the requirements of
Section 8.13 hereof, the Confidentiality Agreement and the Ancillary Agreements, including the schedules and exhibits thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement, the Confidentiality Agreement or the Ancillary Agreements other than those set forth herein or therein. In the event of any conflict between the provisions of this Agreement (including the Schedules (and the Introduction thereto) and Exhibits hereto), on the one hand, and the provisions of the Confidentiality Agreement or the Ancillary Agreements

(including the schedules and exhibits thereto), on the other hand, the provisions of this Agreement shall control. The disclosure of any matter in any Schedule to this Agreement shall be deemed to be a disclosure for any other Schedule for which such matter would reasonably be expected to be pertinent in light of the disclosure made, but shall expressly not be deemed to constitute an admission by Parent or Seller, or to otherwise imply, that any such matter is material for the purpose of this Agreement.

                  SECTION 8.08. SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  SECTION 8.09. GOVERNING LAW. This Agreement and any disputes arising under or related thereto (whether for breach of contract, tortuous conduct or otherwise) shall be governed and construed in accordance with the internal laws of the State of New York. Nothing contained in the preceding sentence or elsewhere in this Agreement shall preclude the enforcement of any judgment or order in any jurisdiction where a party owns any assets or property. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Court of the State of New York sitting in New York County and (b) any United States Federal Court sitting in New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 8.10. JURISDICTION. Each party irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortuous conduct or otherwise) shall be brought in the United States District Court for the Southern District of New York, or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts IN PERSONAM, with respect to any such action, suit or proceeding.

                  SECTION 8.11. SERVICE OF PROCESS. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has sub mitted to jurisdiction pursuant to
Section 8.10.

                  SECTION 8.12. WAIVER OF JURY TRIAL. Each party hereby waives to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.12.

                  SECTION 8.13. AMENDMENTS. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

                  SECTION 8.14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the consummation of the trans actions contemplated by this Agreement through the period during which claims for indemnification in respect thereof may be made pursuant to Article VII; PROVIDED that if a claim is made prior to the end of such period the expiration of the related representation or warranty shall have no effect on the claim.

                  SECTION 8.15. FURTHER ASSURANCES. On and after the Closing Date each party hereto shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other parties hereto from time to time to effectuate or confirm the transfer of the Shares to Purchaser in accordance with the terms of this Agreement.

                  SECTION 8.16. JOINT AND SEVERAL. All obligations of Parent, Seller or Parent and Seller shall be the joint and several obligations of Parent and Seller.

                  IN WITNESS WHEREOF, Parent, Seller, the Company and Purchaser have duly executed this Agreement as of the date first written above.


                                        EMAP PLC,

                                          by /s/ Thomas Moloney
                                             --------------------------
                                             (Thomas Moloney)
                                             CHIEF OPERATING OFFICER


                                        EMAP AMERICA PARTNERS,

                                          by /s/ Thomas Moloney
                                             --------------------------
                                             (Thomas Moloney)
                                             AUTHORIZED OFFICER


                                        EMAP, INC.,

                                          by /s/ Thomas Moloney
                                             --------------------------
                                             (Thomas Moloney)
                                             AUTHORIZED OFFICER


                                        PRIMEDIA INC.,

                                          by /s/ Beverly C. Chell
                                             --------------------------
                                             (Beverly C. Chell)
                                             VICE CHAIRMAN

                                    EXHIBIT A

                     [Form of Transition Services Agreement]

                                    EXHIBIT B

                          [Form of Sub-Lease Agreement]

                                    EXHIBIT C

                              [Warrant Term Sheet]